UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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[ ]	Preliminary Proxy Statement
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[ ]	Soliciting Material Pursuant to §240.14a-12
PETROQUEST ENERGY, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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ETROQUEST ENERGY, INC.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2016
_________________
Dear Stockholders:
We cordially invite you to attend our 2016 annual meeting of stockholders. The meeting will be held on Wednesday, May 18, 2016, at 9:00 a.m. (Lafayette time), at the City Club at River Ranch at 1100 Camellia Boulevard, Lafayette, Louisiana 70508. At the meeting we will:
1.    Elect the Board of Directors;
2.    Vote to adopt the 2016 Long Term Incentive Plan;
3.    Vote to authorize the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend our Certificate of Incorporation to implement a reverse stock split of our common stock at a ratio of not less than 1-for-2 and not greater than 1-for-8, within one year from the date of the meeting, with the exact ratio to be determined by the Board of Directors;
4.    Vote to approve an amendment to our Certificate of Incorporation to provide that stockholders may remove any director, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of our common stock then entitled to vote at an election of directors;
5.    Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;
6.    Hold an advisory vote to approve the company’s executive compensation; and
7.    Transact any other business as may properly come before the meeting.
Stockholders who owned our common stock at the close of business on March 21, 2016 may attend and vote at the meeting. A stockholders’ list will be available at our offices at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508 for a period of ten days prior to the meeting. We hope that you will be able to attend the meeting in person.
Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How do I cast my vote?” in the proxy statement for more details.
We look forward to seeing you at the meeting.
By order of the Board of Directors,

/s/ Edward E. Abels, Jr.

Edward E. Abels, Jr.
Executive Vice President – General Counsel and Secretary
Lafayette, Louisiana
April 7, 2016

PETROQUEST ENERGY, INC.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
Our Board of Directors is soliciting proxies for the 2016 annual meeting of stockholders to be held on Wednesday, May 18, 2016 at 9:00 a.m. (Lafayette time), at the City Club at River Ranch at 1100 Camellia Boulevard, Lafayette, Louisiana 70508, and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
PetroQuest will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of PetroQuest, without additional compensation, personally or by telephone.
QUESTIONS AND ANSWERS
Q:    Who can vote at the meeting?

A:
The Board set March 21, 2016 as the record date for the meeting. You can attend and vote at the meeting if you were a common stockholder at the close of business on the record date, March 21, 2016. On that date, there were 70,534,569 shares of our common stock outstanding and entitled to vote at the meeting.

Q:     What proposals will be voted on at the meeting?

A:	Six proposals are scheduled to be voted upon at the meeting:

•	The election of directors;

•	The adoption the 2016 Long Term Incentive Plan (the “2016 Incentive Plan”);

•
The authorization of the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend our Certificate of Incorporation to implement a reverse stock split of our common stock, par value $0.001 per share (“Common Stock”), at a ratio of not less than 1-for-2 and not greater than 1-for-8, within one year from the date of the meeting, with the exact ratio to be determined by the Board of Directors (the “Reverse Split”);

•
The approval of the amendment to our Certificate of Incorporation to provide that stockholders may remove directors, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of Common Stock then entitled to vote at an election of directors;

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	Advisory approval of the company’s executive compensation.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 7, 2016 we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about April 7, 2016, to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A:
No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the meeting, but you cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote via the Internet, by telephone or by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:

•	View our proxy materials for the meeting on the Internet; and

•	Instruct us to send future proxy materials to you electronically by email.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:     How do I cast my vote?

A:
For stockholders whose shares are registered in their own names, as an alternative to voting in person at the meeting, you may vote via the Internet, by telephone or, for those stockholders who request a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides information on how to vote via the Internet or by telephone or request a paper proxy card and vote by mail. Those stockholders who request a paper proxy card and elect to vote by mail should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by our Board of Directors on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.
In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the adoption of the 2016 Incentive Plan, the authorization of the Board of Directors to amend to our Certificate of Incorporation to provide for the Reverse Split, the approval of the amendment to our Certificate of Incorporation to provide that stockholders may remove directors, with or without cause, or the advisory proposal on executive compensation (collectively, the “non-routine matters”). Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for these non-routine matters unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.
If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.
Q:    Can I revoke or change my proxy?

A:
Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the meeting if you obtain a legal proxy as described above.

Q:    How does the Board recommend I vote on the proposals?

A:
The Board recommends you vote “FOR” each of the nominees to our Board of Directors, “FOR” the adoption of the 2016 Incentive Plan, “FOR” the authorization of the Board of Directors to amend to our Certificate of Incorporation to provide for the Reverse Split, “FOR” the approval of the amendment to our Certificate of Incorporation to provide that stockholders may remove directors, with or without cause, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and “FOR” the approval, on an advisory basis, of the company’s executive compensation.
Q:    Who will count the vote?

A:	The inspector of election will count the vote. PetroQuest’s Secretary will act as the inspector of election.
Q:    What is a “quorum?”

A:
A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote in person at the meeting; or have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum. An abstention will have the same practical effect as a vote against the adoption of the 2016 Incentive Plan, the authorization of the Board of Directors to amend to our Certificate of Incorporation to provide for the Reverse Split, the approval of the amendment to our Certificate of Incorporation to provide that stockholders may remove directors, with or without cause, the ratification of the appointment of our independent registered public accounting firm and the advisory proposal on executive compensation. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

Q:    What vote is required to approve each item?

A:	The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1 — Election of directors.	The six nominees for election as directors at the annual meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors.
Proposal 2 — Adoption of the 2016 Incentive Plan
To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 3 — Authorization of the Board of Directors to amend to our Certificate of Incorporation to provide for the Reverse Split	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares outstanding, and entitled to vote.
Proposal 4 – Approval of the amendment to our Certificate of Incorporation to provide that stockholders may remove directors, with or without cause	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares outstanding, and entitled to vote.
Proposal 5 – Ratification of appointment of independent registered public accounting firm.
To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 6 – Advisory approval of the company’s executive compensation.	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of shares represented at the meeting, in person or by proxy, and entitled to vote.

Q:    What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?

A:
Your shares are probably registered in more than one account. Please provide voting instructions for all Notices of Internet Availability of Proxy Materials, proxy and voting instruction cards you receive.

Q:    How many votes can I cast?

A:	On all matters you are entitled to one vote per share.
Q:    Where can I find the voting results of the meeting?

A:
The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of the meeting.

Proposal 1
ELECTION OF DIRECTORS
At the meeting, six directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. After identifying the members of our Board of Directors who are up for re-election in 2016 and reviewing the criteria that the Nominating and Corporate Governance Committee uses when evaluating director nominees, the Board nominated the six directors for election at the meeting based on the recommendation of the Nominating and Corporate Governance Committee.
We are strongly opposed to a one-size fits all model of corporate governance and believe that each board should consider its own circumstance and that a reasonable approach is likely to ensure an appropriate balance between long-tenured and more recently added board members. However, we do not have a policy limiting the tenure of a director. In our view, the best method to ensure healthy board evolution is through rigorous and thoughtful consideration of the nomination of current directors prior to each election based on a variety of factors, including director performance, skills and expertise, the company’s needs, and board diversity, as well as length of board service, both on a board average and stand-alone basis.
With regard to the composition of our current Board of Directors, we see a strategic advantage of having them continue to serve. Not only do they bring experience and historical context to the vitality and growth of PetroQuest, they all bring expertise in the oil and gas industry to PetroQuest, together with the additional noteworthy attributes described in the individual biographies below. The nominees have consented to be nominated and have expressed their intention to serve if elected. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.
Nominees
Charles T. Goodson
Age:    60        Director since:    1998    Committees:    None
Skills and Qualifications: As a result of his professional experiences, and his longevity with the company, Mr. Goodson possesses broad and particular knowledge of all aspects of the oil and gas production industry as well as extensive leadership experience.
Positions held with the company:    Chairman of the Board, Chief Executive Office and President
Other current public directorships: None
Mr. Goodson has served as our Chairman of the Board since May 2000, and has served as our Chief Executive Officer since September 1998. He has also served as our President since July 2004, and previously served in that position from September 1998 to May 2000. From 1995 to 1998, Mr. Goodson was President of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since 1985, he has served as President and 50% owner of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us. From 1980 to 1985, he worked for Callon Petroleum Company, first as a landman, then District Land Manager and then Regional Land Manager. He began his career in 1978 as a landman for Mobil Oil Corporation. In addition, Mr. Goodson currently serves on the boards of directors of Iberia Bank (Lafayette Advisory Board Member), the Federal Reserve Bank of Atlanta – New Orleans Branch (Energy Advisory Council Member), Our Lady of Lourdes Regional Medical Center and the Louisiana Oil & Gas Association.
William W. Rucks, IV

Age:	58 Director since: 1999 Committees: Audit Committee, Compensation Committee
and Nominating and Corporate Governance Committee
Skills and Qualifications: As a result of his professional experiences, including his prior service within management and as a member of the boards of directors of other public companies within our industry, Mr. Rucks possesses broad knowledge of all aspects of the oil and natural gas production industry and is able to share his insights as to best practices from those experiences.
Positions held with the company:    Director
Other current public directorships: None

Mr. Rucks has been a private venture capitalist-investor since September 1996. He has served as a director of OMNI Energy Services, Inc., a public oil and gas company, from 1997 to October 2001, and also served as Chairman of the Board from February 2001 to October 2001. He served as President and Vice Chairman of Ocean Energy, Inc. (formerly Flores & Rucks, Inc.), a public oil and gas exploration and development company, from July 1995 until September 1996 and as its President and Chief Executive Officer from its inception in 1992 until July 1995. From 1985 to 1992, Mr. Rucks served as President of FloRuxco, Inc. Mr. Rucks earned a Bachelor of Science in Business Administration from Louisiana State University in 1979.
E. Wayne Nordberg

Age:	77 Director since: 2000 Committees: Audit Committee, Compensation Committee
and Nominating and Corporate Governance Committee
Skills and Qualifications: Mr. Nordberg is particularly familiar with the financial measures used to analyze business performance within the oil and natural gas production industry and with the capital markets. As a director of the company since 2000, Mr. Nordberg possesses a depth of knowledge concerning our company and its operations in particular and our industry in general.
Positions held with the company:    Director
Other current public directorships: Annaly Capital Management, Inc. and Reaves Utility Income Fund
Mr. Nordberg is currently Chairman of Hollow Brook Wealth Management LLC, an SEC registered investment advisor managing or advising investment assets of $1.4 billion. From January 2003 to November 2007, he served as a senior director of Ingalls & Snyder LLC, an NYSE member and registered investment advisor. From 1998 to June 2002, Mr. Nordberg served as Vice Chairman of the Board of KBW Asset Management, Inc. KBW was an affiliate of Keefe, Bruyette, & Woods, Inc., a registered investment advisor offering investment management services to institutions and high net worth individuals. From 1988 to 1998, he served in various capacities for Lord, Abbett & Co., a mutual fund company, including partner and director of their family of funds. Mr. Nordberg is a director of Annaly Capital Management, Inc. and Reaves Utility Income Fund as well as a member of the Financial Analysts Federation and The New York Society of Security Analysts. He received a Bachelor of Arts in Economics from Lafayette College, Easton, Pennsylvania, where he is a Trustee Emeritus.

Michael L. Finch

Age:	60 Director since: 2003 Committees: Audit Committee, Compensation Committee
and Nominating and Corporate Governance Committee
Skills and Qualifications: Mr. Finch has extensive financial and operating experience within our industry, and his background, prior experiences, professional credentials and expertise qualify him to serve as a director as well as our Audit Committee financial expert and Chairman.
Positions held with the company:    Director
Other current public directorships: Callon Petroleum Company
Mr. Finch served as Chief Financial Officer and a member of the Board of Directors of Stone Energy Corporation from 1993 until his retirement in 1999. He was affiliated with Stone in a variety of capacities for nineteen years. Prior to his service with Stone, he was employed by an international public accounting firm in New Orleans, Louisiana. In May 2015, Mr. Finch was selected to serve as a director and serve on the Nominating and Corporate Governance Committee of Callon Petroleum Company, an NYSE-listed oil and gas company. Mr. Finch has been a private investor since 1999. He was licensed as a Certified Public Accountant in 1978, and received a Bachelor of Science in Accounting from the University of South Alabama in 1976.

W. J. Gordon, III

Age:	67 Director since: 2004 Committees: Audit Committee, Compensation Committee
and Nominating and Corporate Governance Committee
Skills and Qualifications: Mr. Gordon’s vast experience and extensive knowledge of our industry, having served in management domestically and internationally with a major oil and natural gas company, together with his strategic management and leadership experience in several industries, strengthen the Board’s collective qualifications, skills and experience.
Positions held with the company:    Director
Other current public directorships: None

Mr. Gordon is currently the President and CEO of TGA Global Consulting Group, which specializes in consulting services for energy, healthcare, petrochemical and banking entities. He has worked for the past 13 years until 2015 for the Franciscan Missionaries of Our Lady Health System. Mr. Gordon served in various capacities with Conoco Inc. and ConocoPhillips for 32 years until his retirement in 2002, including President of Dubai Petroleum Company (Conoco’s Middle East subsidiary), President and Managing Director of Conoco Norway, Inc. and Regional Production Manager for Conoco’s Gulf of Mexico and Gulf Coast Region. He serves on the Advisory Board of IberiaBank Corporation and as a Trustee, Secretary/Treasurer and a member of the Executive Committee of the University of Louisiana at Lafayette Foundation. He is also a founding board member of the Community Foundation of Acadiana and serves on the Board of the Lafayette Community Healthcare Clinic. Mr. Gordon was elected and served three, non-consecutive three year terms on the Board of the Greater Lafayette Chamber of Commerce, with his last term ending December 31, 2014. Mr. Gordon received his Bachelor of Science in Physics and Military Science Degree from Southern University in Baton Rouge, Louisiana in 1970.
Charles F. Mitchell, II, M.D.

Age:	67 Director since: 2005 Committees: Audit Committee, Compensation Committee
and Nominating and Corporate Governance Committee
Skills and Qualifications: Dr. Mitchell’s experience inside and outside of the energy industry, along with his leadership and analytical skills, working knowledge of securities and compliance laws, financial and business expertise, and his extensive history with our industry, our company, and our community qualify him for service on our board as well as serving as chairman of the Compensation Committee.
Positions held with the company:    Director
Other current public directorships: None
Dr. Mitchell is a practicing surgeon and a founding partner of ENT Medical Center in Baton Rouge. For more than 30 years, the for-profit ENT Medical Center has been one of Louisiana’s top private ear, nose and throat centers. He along with nine other MD investors developed and managed the first multi-specialty Ambulatory Surgical Center in Louisiana. Dr. Mitchell has been an active private investor in and working interest owner of oil companies and drilling programs in some of the largest basins in the U.S., including the Gulf of Mexico, East Texas, Oklahoma and South Louisiana. As a result of his direct investment experience in the oil and gas industry, he was selected to serve on the board of directors of three NYSE-listed oil and gas companies from 1995 to 2005: Flores & Rucks, Inc., Ocean Energy, Inc. and Devon Energy Corporation. Dr. Mitchell serves on the Board of the Mendez Foundation in Tampa, Florida. The Foundation works with K through 12 children to educate them on the prevention of drug abuse and violence.
Director Independence
The listing standards of the NYSE require that our Board of Directors be comprised of at least a majority of independent directors. For a director to be considered independent under those standards, the Board must affirmatively determine that the director does not have any material relationship with us.
Based on these standards, our Board of Directors has affirmatively determined that Michael L. Finch, W. J. Gordon, III, Charles F. Mitchell, II, M.D., E. Wayne Nordberg and William W. Rucks, IV are independent. Messrs. Finch and Gordon, and Dr. Mitchell have no relationship with us, except as directors and stockholders. In determining the independence of Mr. Nordberg and Mr. Rucks, the Board considered each of Mr. Nordberg’s and Mr. Rucks’ relationship with us as a working interest owner in particular properties operated by us or in which we also hold a working interest. See “Other Information – Certain Relationships and Related Transactions – Working Interest and Overriding Royalty Interest Owners” for a more complete description of this relationship.
Board Structure and Corporate Governance Guidelines

Our Board of Directors is governed by PetroQuest’s Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, charters of the standing committees of the Board and the laws of the State of Delaware. The Corporate Governance Guidelines form an important framework for our Board’s corporate governance practices and assist the Board in carrying out its responsibilities.  The Board reviews these guidelines and the committee charters periodically to consider the need for amendments or enhancements.  The Corporate Governance Guidelines and committee charters are available in the “Investors – Governance” section of our website at www.petroquest.com, and are available in print to any stockholder who requests them. In addition to the above governing documents, the company’s Code of Business Conduct and Ethics that applies to all of our employees, as well as each member of the Board, can also be found in the “Investors –Governance” section of our website at www.petroquest.com, and is available in print to any stockholder who requests it. We intend to post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to our chief executive officer or chief financial officer) at this location on our website.

Board Leadership Structure and Role in Risk Oversight
Our Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry, and the director most capable of effectively identifying strategic priorities and leading the discussion and execution of our strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside PetroQuest and the oil and gas industry, while the Chief Executive Officer brings PetroQuest-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow and communication between senior management and the Board of Directors, which are both essential to effective governance.
One of the key responsibilities of the Board of Directors is to develop a strategic direction for PetroQuest and to hold management accountable for the execution of our strategy once it is developed. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of the stockholders because it provides the appropriate balance between strategy development and independent oversight of management.
As set forth in our Corporate Governance Guidelines, our Board of Directors is responsible for the oversight of the company and its business, including risk management. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with our senior management. The Audit Committee has oversight responsibility for financial risk (such as accounting, finance, internal controls and tax strategy), and also oversees compliance with applicable laws and regulations as well as our Code of Business Conduct and Ethics. The Compensation Committee oversees compliance with our compensation plans, and the Nominating and Corporate Governance Committee oversees compliance with our corporate governance principles. Each of the committees report to the Board regarding the areas of risk they oversee.
Lead Director
Our Board of Directors has a Lead Director whose primary responsibility is to preside over the executive session of the Board meetings in which our management director and members of management do not participate. The Lead Director also performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. Based on the recommendation of the Nominating and Corporate Governance Committee, William W. Rucks, IV was re-designated by the Board to serve in this position in November 2015.
Communicating with our Board of Directors
Stockholders and other parties interested in communicating directly with our non-management members of our Board of Directors may do so by writing to: Corporate Secretary, PetroQuest Energy, Inc., 400 East Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508. The Board has approved a process for handling letters received by PetroQuest and addressed to non-management members of the Board. Under that process, our Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he or she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to non-management members of the Board and request copies of any such correspondence. Concerns relating to business ethics, accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend and historically they have done so. For example, all of the directors other than Mr. Nordberg attended the 2015 annual meeting.
Board and Committee Activity and Compensation
During 2015, our Board of Directors held 10 meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they served. There are currently three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The independent directors of the Board annually appoint one member of each committee as chairperson to serve a one year term, after an initial term of two years, at the first meeting of the Board following our annual meeting of stockholders. Committee membership and the functions of those committees are described below.

Audit Committee. The current members of the Audit Committee are Michael L. Finch (Chairman), W. J. Gordon, III, Charles F. Mitchell, II, M.D., E. Wayne Nordberg and William W. Rucks, IV, and the committee met four times during 2015. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC, and that Michael L. Finch is an audit committee financial expert under the rules of the SEC. The committee operates under a written charter adopted by our Board of Directors. The committee assists the Board in overseeing (i) the integrity of PetroQuest’s financial statements, (ii) PetroQuest’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of PetroQuest’s internal auditors (or other personnel responsible for the internal audit function) and independent auditor. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent auditor and the financial management of PetroQuest. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for PetroQuest. The independent auditor reports directly to the committee.
Compensation Committee. The current members of the Compensation Committee are Michael L. Finch, W. J. Gordon, III, Charles F. Mitchell, II, M.D. (Chairman), E. Wayne Nordberg and William W. Rucks, IV, and the committee met five times during 2015. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. The committee operates under a written charter adopted by the Board. The committee is responsible for establishing PetroQuest’s compensation policies and monitoring the implementation of PetroQuest’s compensation system for its executives. The committee may delegate any of its responsibilities to subcommittees as the committee deems appropriate, provided the subcommittees are composed entirely of independent directors. The committee’s processes and procedures for determining executive compensation are described below under “Other Information – Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Michael L. Finch, W. J. Gordon, III (Chairman), Charles F. Mitchell, II, M.D., E. Wayne Nordberg and William W. Rucks, IV. The committee met four times during 2015. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. The committee operates under a written charter adopted by the Board. The committee is responsible for identifying and recommending qualified candidates to the Board for nomination as members of the Board and for recommending to the Board the corporate governance principles applicable to PetroQuest. Although not part of any formal policy, our goal is a balanced and diverse board of directors, with members whose skills, backgrounds and experiences are complimentary and, together, cover the spectrum of areas that impact our business. Attributes such as character, integrity, judgment, experience, professional achievements and financial and business acumen are cited in our Corporate Governance Guidelines as among the principal qualifications of an effective director.
Director Nominations Process. As indicated above, nominating functions are handled by the Nominating and Corporate Governance Committee pursuant to its charter.
Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at our annual meeting of stockholders. Historically, we have not had a formal policy concerning stockholder nominations of individuals to stand for election to the Board, other than the provisions contained in our Bylaws. To date, we have not received any recommendations from stockholders requesting that the Board or the Nominating and Corporate Governance Committee consider a candidate for inclusion among the slate of nominees in this proxy statement, and therefore we believe that no formal policy, in addition to the provisions contained in our Bylaws, concerning stockholder recommendations is needed.
In addition to stockholder nominations, the Nominating and Corporate Governance Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Nominating and Corporate Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board. This assessment includes an evaluation of the nominee’s judgment and skills, such as experience at a strategy/policy setting level, financial sophistication, leadership and objectivity, all in the context of the perceived needs of the Board at that point in time. Our Board of Directors believes that at a minimum all members of the Board should have the highest professional and personal ethics and values. In addition, each member of the Board must be committed to increasing stockholder value and should have enough time to carry out his or her responsibilities as a member of the Board.
Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Secretary as described in “Deadline for Receipt of Stockholder Proposals” in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities

Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice (i) the name and address, as they appear on PetroQuest’s books, of such stockholder and (ii) the class and number of shares of PetroQuest that are beneficially owned by such stockholder and that are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of PetroQuest that are beneficially owned by such person.
Compensation of Directors. Our one employee director is not separately compensated for his service as a director. In 2015, each of our non-employee directors received an annual retainer fee of $75,000. The Chairman of the Audit Committee received an additional annual cash retainer of $15,000, and the Chairman of the Compensation Committee, the Chairman of the Nominating and Corporate Governance Committee and the Lead Director each received an additional annual cash retainer of $10,000. Each non-employee director also received an attendance fee of $1,500 per Board or committee meeting attended. In February 2016, attendance fees were reduced to $1,000 per Board or committee meeting attended consistent with the company’s efforts to reduce overall expenses. In August 2015, Messrs. Finch, Gordon, Nordberg, Rucks and Dr. Mitchell each received 10,000 shares of restricted common stock and 35,872 phantom stock units that are to be settled in cash. The transfer restrictions on restricted common stock and the phantom stock units lapse as to 100% of the shares or units granted on the earlier to occur of the first anniversary of the grant date or the 2016 annual meeting of stockholders. The members of our Board of Directors are entitled to reimbursement of their expenses incurred in connection with the attendance at Board and committee meetings in accordance with company policy.
The following table summarizes the annual compensation for our non-employee directors during 2015.

Director Compensation for Fiscal Year-End December 31, 2015
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (3)	Total ($)

Michael L. Finch	109,500	28,836	0	138,336

W. J. Gordon, III	104,500	28,836	0	133,336

Charles F. Mitchell, II, M.D.	104,500	28,836	0	133,336

E. Wayne Nordberg	91,500	28,836	0	120,336

William W. Rucks, IV	103,000	28,836	0	131,836

(1)
These amounts reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of awards pursuant to our 2013 Incentive Plan and our Long-Term Cash Incentive Plan. Assumptions used in the calculation of these amounts are included in “Note 6 – Share-Based Compensation” to our audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on March 4, 2016.

(2)	As of December 31, 2015, each of Messrs. Finch, Gordon, Nordberg, Rucks and Dr. Mitchell had a total of 10,000 shares of restricted common stock outstanding and 35,872 phantom stock units outstanding.

(3)	As of December 31, 2015, each of Messrs. Finch, Gordon, Nordberg, Rucks and Dr. Mitchell had a total of 27,500 stock options outstanding.
Vote Required
The six nominees for election as directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees.
Board Recommendation
Our Board of Directors recommends a vote “FOR” all six nominees to the Board.

Proposal 2
ADOPTION OF THE 2016 INCENTIVE PLAN
General
As of March 21, 2016, PetroQuest has 202,503 shares of Common Stock that are available for future awards under the PetroQuest Energy, Inc. 2013 Incentive Plan (the “2013 Incentive Plan”). In order to ensure shares of Common Stock will be available for future awards and to update the plan, we have determined to freeze the 2013 Incentive Plan and adopt the 2016 Incentive Plan. If the stockholders approve the 2016 Incentive Plan, no new awards will be granted under the 2013 Incentive Plan.
As of March 21, 2016, the 2013 Incentive Plan and the frozen 1998 Incentive Plan, as amended and restated effective May 14, 2008 (the “1998 Incentive Plan”), have outstanding awards representing 3,178,054 shares of Common Stock. Of this amount, (i) 2,014,381 shares are subject to outstanding stock options with a weighted average exercise price of $3.68 per share and a weighted average remaining term of 7.57 years, and (ii) 1,163,673 shares represent restricted stock or restricted stock units. Once these awards expire, the 2013 Incentive Plan and the 1998 Incentive Plan will be terminated. All future grants of awards for shares of Common Stock will be under the 2016 Incentive Plan. If the stockholders do not approve the 2016 Incentive Plan, the 2013 Incentive Plan will not be frozen and the remaining 202,503 shares of Common Stock will continue to be available for awards under the 2013 Incentive Plan. If stockholders approve the 2016 Incentive Plan, the effective date of the plan will be May 18, 2016.
Summary of the 2016 Incentive Plan
The description set forth below summarizes the principal terms and conditions of the 2016 Incentive Plan, does not purport to be complete and is qualified in its entirety by reference to the 2016 Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix A.
General. The primary objectives of the 2016 Incentive Plan are to advance the interests of the company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the company and by motivating such persons to contribute to the growth and profitability of the company.

Shares Subject to 2016 Incentive Plan. Subject to adjustment as provided in the plan, the maximum aggregate number of shares of Common Stock that may be issued with respect to awards under the plan will be 8,000,000 (which number will be proportionately reduced should the Reverse Split discussed in Proposal 3 be implemented) and may consist of any of the following: shares of Common Stock held in treasury of the company, shares of Common Stock authorized but unissued or shares of Common Stock reacquired by the company or any combination of the foregoing. The maximum aggregate number of such shares of Common Stock authorized for issuance in the foregoing sentence that may be issued as incentive stock options will be 7,000,000 shares (which number will be proportionately reduced should the Reverse Split discussed in Proposal 3 be implemented) of Common Stock. Shares of Common Stock of an outstanding award that for any reason expire or are terminated, forfeited or canceled shall again be available for issuance under the plan; provided, however, that amounts withheld for taxes or are withheld for the purchase price for nonstatutory stock options or incentive stock options (collectively “options”) or stock appreciation rights (“SARs”) shall not again be available for issuance under the plan but amounts withheld for the purchase price or for taxes for restricted stock, a performance award or other stock-based award (other than options or SARs) will be available for issuance under the plan. Awards that by their terms are to be settled solely in cash shall not be counted against the number of shares of Common Stock available for the issuance of awards under the plan. Shares of Common Stock issued under awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the company do not reduce the shares of Common Stock available under the plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the plan and do not reduce the plan’s shares of Common Stock reserved as provided herein (subject to New York Stock Exchange listing requirements, as long as the Common Stock is listed on this exchange or the applicable other exchange requirements on which the Common Stock is listed).
The number of shares available for awards under the 2016 Incentive Plan is subject to adjustments to prevent enlargement or dilution of rights resulting from Common Stock dividends, Common Stock splits, recapitalization or similar transactions or other circumstances specified in the plan. The following awards and payouts shall reduce, on a one share for one share basis, the number of shares authorized for issuance under the 2016 Incentive Plan: (i) the award of nonstatutory options and incentive options and (ii) the award of SARs (except for tandem SARs). The following awards and payouts shall reduce, on a one and one half share for one share basis, the number of shares authorized for issuance under the 2016 Incentive Plan: (i) the award of a restricted stock; (ii) a payout of another stock-based award in shares of Common Stock (other than for a SAR or option); (iii) a payout of performance awards (other than options or SARs) in shares of Common Stock; and (iv) a payout of dividends or dividend equivalents in Common Stock.
Shares shall be restored to the 2016 Incentive Plan on the same basis for which the type of award reduced the number of shares for issuance in the event of the following: (i) a payout of a SAR, restricted stock award, performance award or other stock-based award in the form of cash; (ii) except as otherwise provided in the plan, a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a tandem SAR upon exercise of the related option, or the termination of a related option upon exercise of the corresponding tandem SAR) of any shares subject to an award; and (iii) the payment of the purchase price or by withholding of shares to satisfy taxes under a restricted stock, performance award, or other stock-based award (other than options or SARs). However, shares not issued or delivered as a result of net settlement of an award that is a SAR or option or shares used to pay the exercise price or withholding taxes related to an outstanding SAR or option or shares of Common Stock repurchased on the open market with the proceeds of an exercise price for a SAR or option are not restored to the 2016 Incentive Plan or made available for issuance for awards under the 2016 Incentive Plan.
Subject to the maximum number of shares of Common Stock available for awards under the plan during any period that the company is a publicly held corporation, the following rules shall apply to grants of awards that are intended to meet the performance-based exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”):

i.
Subject to adjustment as provided in the plan, the maximum aggregate number of shares of Common Stock that may be subject to options and SARs with respect to awards granted in any calendar year to any participant will be 7,000,000 shares (which number will be proportionately reduced should the Reverse Split discussed in Proposal 3 be implemented) of Common Stock, and the exercise price per share of Common Stock for an option or SAR shall be equal to at least the fair market value per share of Common Stock on the grant date of the award. If such an award may be settled in cash as permitted under the terms of the award, the number of shares of Common Stock for the cash amount shall be counted toward the individual share limit provided in this subsection (i) calculated as of the date of grant.

ii.
Subject to adjustment as provided in the plan, the maximum aggregate number of shares of Common Stock subject to awards, other than options and SARs, that may be settled in Common Stock including, without limitation, restricted stock or any other stock-based award with respect to awards granted in any calendar year to any participant will be 7,000,000 (which number will be proportionately reduced should the Reverse Split discussed in Proposal 3 be implemented). If such an award is to be settled in cash rather than Common Stock pursuant to its terms, the number of shares of Common Stock that could be issued for the cash amount shall be counted toward the individual share limit calculated as of the date of grant.

iii.
Subject to adjustment as provided in the plan, the maximum aggregate cash subject to awards, including, without limitation, performance awards intended to meet the performance-based exception under Section 162(m) of the Code to be settled solely in cash with respect to awards granted in any calendar year that may be made to any participant shall be five million dollars ($5,000,000) calculated as of the date of grant.

iv.
With respect to any option or SAR granted to a participant that is canceled or repriced, the number of shares of Common Stock subject to such option or SAR shall continue to count against the maximum number of shares of Common Stock that may be the subject of options or SARs granted to such participant hereunder but only to the extent such is required in accordance with Section 162(m) of the Code.

Subject to adjustments as provided in the plan, the amount of an award granted to each non-employee, independent director in a calendar year shall not exceed five hundred thousand dollars ($500,000) in value of the aggregate of Common Stock and cash awards.
Administration. The 2016 Incentive Plan is administered by a committee, which is appointed by our Board of Directors, and while the company is a publically held corporation, consists of not less than two directors, each of whom fulfills the “non-employee director” requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and fulfills the “outside director” requirements of Section 162(m) of the Code.
The committee is authorized to, among other things, select persons to receive awards under the 2016 Incentive Plan and determine all terms, conditions and restrictions of an award, the number of shares or cash subject to the award, duration and type, as well as terms and conditions (which need not be identical) of each award. The committee also construes and interprets the 2016 Incentive Plan and any related awards. All determinations and decisions of the committee are final, conclusive and binding on all persons having an interest in an award. Any officer shall have the authority to act on behalf of the company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the company in the plan, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election. We have agreed to indemnify members of the committee against any damage, loss, liability, cost or expenses arising in connection with any claim, action, suit or proceeding by reason of any action taken or failure to act under the 2016 Incentive Plan (including such indemnification for a person’s own, sole, concurrent or joint negligence or strict liability), except for any such act or omission constituting willful misconduct or gross negligence.
Eligibility. Employees, consultants, and outside directors of the company, and employees, consultants of any affiliate or subsidiary of the company, or with respect to an employee of any parent of the company for an incentive option, are eligible to participate in the 2016 Incentive Plan as determined by the committee.

Types of Awards. Under the 2016 Incentive Plan, the committee may grant awards which may be any of the following:

•	incentive stock options as defined in Section 422 of the Code;

•	“nonstatutory” stock options;

•	shares of restricted stock; and

•	other stock-based awards including without limitation, SARs, performance awards, dividends and dividend equivalents or director awards.
The terms of each award will be reflected in an award agreement between us and the participant.
All awards shall have a minimum of a one (1) year of service vesting period for exercise and/or payment for awards that vest solely based on the participant’s provision of services; provided however that with respect to director awards such minimum vesting shall be the earlier of one (1) year of service or the date of the company’s next annual stockholders’ meeting following the date of the grant of the award.
Options. Generally, options must be exercised within five (5) or ten (10) years of the grant date. Incentive options may only be granted to employees, and the exercise price of each incentive option or nonstatutory option may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant.
To the extent that the aggregate fair market value of shares of our Common Stock with respect to which incentive options are exercisable for the first time by any employee during any calendar year exceeds $100,000, such options must be treated as nonstatutory options.
The exercise price of each option is payable in cash or, in the committee’s discretion, by the delivery of shares of our Common Stock owned by the optionee, by withholding shares which would otherwise be acquired on the exercise of the option, or by such other consideration as may be approved by the committee from time to time to the extent permitted by applicable law; or by any combination of the foregoing.
Generally, a participant will not recognize any income for federal income tax purposes at the time an incentive option is granted, or on the qualified exercise of an incentive option, but instead will recognize capital gain or loss upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an incentive option is qualified if an optionee does not dispose of the shares acquired by such exercise within two (2) years after the incentive option grant date and one (1) year after the exercise date. We are not entitled to a tax deduction as a result of the grant or the exercise of qualified exercise of an incentive option.
A participant awarded a nonstatutory option will not recognize any income for federal income tax purposes, nor will we be entitled to a deduction, at the time a nonstatutory option is granted. However, when a nonstatutory option is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the nonstatutory option, and we will generally recognize a tax deduction in the same amount at the same time.
Stock Appreciation Rights. SARs are a form of other stock-based awards permitted under the plan and are generally subject to the same terms as nonstatutory options unless otherwise specified in the participant’s award agreement. Upon exercise of a SAR, the holder will receive cash, shares of our Common Stock, or a combination of the two, as specified in the related award agreement, the aggregate value of which equals the amount by which the fair market value per share of our Common Stock on the date of exercise exceeds the fair market value of a share on the date of grant, multiplied by the number of shares underlying the exercised portion of the SAR. A SAR may be granted in tandem with or granted independently of a nonstatutory option. SARs will be subject to such terms and conditions as determined by the committee and specified in the award agreement.
Restricted Stock. Restricted stock may be awarded with such restrictions during the restriction period as the committee may designate in its discretion, any of which restrictions may differ with respect to each particular participant. Restricted stock may also be awarded as an other stock-based award subject to performance goals. Restricted stock may be awarded for no additional consideration or such additional consideration as the committee may determine, which consideration may be equal to or more than the fair market value of the shares of restricted stock on the grant date. The terms and conditions of each grant of restricted stock shall be evidenced by an award agreement. Unless otherwise specified in the award agreement, during the period of restriction a participant will have all other rights of a stockholder, including the right to vote the shares and receive the dividends paid thereon, except with respect to dividends on restricted stock that are performance awards.
A participant will not recognize taxable income upon the grant of an award of restricted shares (nor will we be entitled to a deduction) unless the participant makes an election under Section 83(b) of the Code. If the participant makes a Section 83(b) election within 30 days of the date the restricted shares are granted, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the shares of Common Stock at the time the award is granted over the purchase price, if any, paid for the shares of Common Stock. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) election is not made, then the participant will recognize ordinary income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of such lapse over the original price paid for the shares of Common Stock, if any. The participant will have a tax basis in the shares of Common Stock acquired equal to the sum of the price paid, if any, and the amount of ordinary income recognized at the time the Section 83(b) election is made or at the time the forfeiture provisions or transfer restriction lapse, as is applicable. Upon the disposition of shares of Common Stock acquired pursuant to an award of restricted stock, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of Common Stock and the participant’s tax basis in the shares of Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one (1) year. For this purpose, the holding period will begin after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or on the date after the award is granted if the Section 83(b) election is made. We will generally be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income on the restricted stock, whether by vesting or a Section 83(b) election, in the same amount as the ordinary income recognized by the participant.
Other Stock-Based Awards Including Performance Awards. Other stock-based awards, including performance awards, are awards denominated or payable in, valued in whole or in part by reference to, shares of our Common Stock. The committee may determine the terms and conditions of other stock-based awards provided that, in general, the amount of consideration to be received by us shall be either no consideration other than services rendered (in the case of the issuance of shares) or, in the case of an award in the nature of a purchase right, consideration (other than services rendered) at least equal to 50% of the fair market value of the shares covered by such grant on the grant date. To the extent that the company is a publicly held corporation and that a SAR is intended to qualify for the performance-based exception or to the extent it is intended to be exempt from Section 409A of the Code, the exercise price per share of Common Stock may not be less than 100% of fair market value of a share of Common Stock on the date of the grant of the SAR. Payment or settlement of other stock-based awards will be in shares of our Common Stock, cash or in any combination thereof.
Performance units and performance shares may be granted to employees, outside directors and consultants. For each performance period, the committee will establish specific financial or non-financial performance criteria, the number of performance units or performance shares and their contingent values, which values may vary depending on the degree to which such objectives are met. The committee may establish performance goals applicable to other stock-based awards or performance awards based upon performance criteria specified herein below in one or more of the following categories: (x) performance of the company as a whole and/or any company affiliate, (y) performance of a segment of the company’s or its affiliates’ business, business unit or division, and (z) individual performance. Performance criteria for the company shall relate to the achievement of predetermined financial, operational or strategic objectives for the company, as a whole and/or a company affiliate, and performance criteria for a segment of the company’s business or business unit or division shall relate to the achievement of financial, operational or strategic objectives of the segment for which the participant is accountable. The performance criteria may be used on an absolute or relative basis to measure the performance of the company as a whole and/or a company affiliate or any business unit, division or segment of the company and/or an affiliate or any combination thereof as determined by the committee or as compared to the performance of a group of comparable companies or published or special index or as compared to various stock market indices as the committee may determine appropriate in its sole discretion.
Performance criteria shall include any of the following (alone or in any combination): pre-tax or after tax profit levels, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, gross profit or gross profit growth, net operating profits before or after tax, and net income; share price, including, without limitation, growth measures and total stockholder return; return on assets, equity, capital or investment; return on capital; align cash flows with expenditures, maintain liquidity, reduce debt, cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; stock price performance, sales, costs, gross revenue, net revenue or revenue growth, margins, maintain reserve life index, growth in oil inventory and production, growth in production reserves or production volumes or reserves added, (and any of the foregoing as compared to a peer group as established by the committee in its discretion); improvement in capital structure, levels of operating efficiency or expense, maintenance expense, productivity ratios, economic value or other added value, working capital targets, enterprise value, safety records; completion of acquisitions or business expansion or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein; and merger and acquisitions for value added opportunities. Individual performance criteria shall relate to a participant’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance goals may differ among participants. To the extent permitted under Section 162(m) of the Code with respect to awards intended to meet the performance-based exception under Section 162(m) of the Code, the committee is authorized at any time during the first ninety (90) days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the awards granted to any participant for the performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for such performance period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of participants based on the following events: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; any reorganization and restructuring programs; extraordinary, unusual or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to stockholders for the applicable year; acquisitions or divestitures; any other specific unusual or nonrecurring events, or objectively determinable category thereof; and a change in the company’s fiscal year. The Committee may also specify the application of any of the foregoing in the award if necessary to comply with Section 162(m) of the Code. Generally, a participant will not recognize taxable income upon the grant and other stock based awards, including performance units and performance shares. Generally, upon the payment of the performance unit or shares, a participant will recognize compensation as taxable ordinary income, and we will be entitled to a deduction in the same amount at the same time. However, if any such shares or payments are subject to substantial restrictions, such as a requirement of continued employment or the attainment of certain performance objectives, the participant will not recognize income and we will not be entitled to a deduction until the restrictions lapse, unless the participant elects otherwise by filing a Section 83(b) election as described above.
Dividends or Dividend Equivalents. Except with respect to dividends on restricted stock (unless the award agreement for the restricted stock eliminates dividend rights), a participant shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the award unless (and to the extent) otherwise as determined by the committee and set forth in a separate award agreement. The committee in the award agreement may provide such terms and conditions for the award of dividends or dividend equivalents as it shall determine in its discretion. The committee may also provide in such award agreement that the amounts of any dividends or dividend equivalent shall be deemed to have been reinvested in additional shares of Common Stock. In addition, with respect to any performance award, whether or not intended to meet the performance-based exception under Section 162(m) of the Code, any dividends or dividend equivalents granted with respect to such award, including a restricted stock award, shall be subject to achieving the same performance goals as the underlying performance award. Notwithstanding the foregoing, no grant of a dividend or dividend equivalent may be granted with respect to an option or SAR.
Other Tax Considerations. Upon accelerated exercisability of options and accelerated lapsing of restrictions upon restricted stock or other awards in connection with a “change in control,” certain amounts associated with such awards could, depending upon the individual circumstances of the participant, constitute “excess parachute payments” under the golden parachute provisions of Section 280G of the Code. Whether amounts constitute “excess parachute payments” depends upon, among other things, the value of the accelerated awards and the past compensation of the participant.
Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific written requirements regarding (i) timing and form of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income are also subject to a twenty percent (20%) excise tax and interest. In general, to avoid a violation of Section 409A of the Code, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the 2016 Incentive Plan. Awards under the 2016 Incentive Plan that are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code and contain such requirements as may be specified in an award agreement.
Generally, taxable compensation earned by “covered employees” (as defined in Section 162(m) of the Code) for options, SARs and certain other applicable awards is intended to constitute qualified performance-based compensation. We should, therefore, be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Section 162(m) on deductible compensation paid to such employees. However, the committee may determine, within its sole discretion, to grant awards, including, but not limited to, restricted stock or restricted stock units to such covered employees that do not qualify as performance-based compensation. Under Section 162(m), PetroQuest is denied a deduction for annual compensation paid to such covered employees in excess of $1 million dollars in a calendar year.
THE FOREGOING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO AWARDS GRANTED UNDER THE 2016 INCENTIVE PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE. MOREOVER, THIS SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE AWARDS ARE COMPLEX AND DEPENDENT UPON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL PARTICIPANTS ARE ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR RESPECTING AWARDS.

Termination of Employment and Change in Control. Except as may be provided by the committee in the applicable award agreement, if the participant’s employment or other service with us is terminated other than due to his death or for cause, his then vested awards remain exercisable for three months after such termination. If his termination is due to death, his vested awards remain exercisable for one year following such termination. The effect of a termination for cause shall be specified in participant’s award agreement as determined by the committee.
Except as provided in an award agreement, upon a change in control then (i) the vested portion of the option, to the extent unexercised and exercisable on the date on which the participant’s service terminated, may be exercised by the participant (or the participant’s guardian or legal representative) at any time prior to the expiration of three months after the date on which the participant’s service terminated without cause, but in any event no later than the option expiration date, and (ii) the exercisability and vesting of the option or other award and any shares of Common Stock acquired upon the exercise thereof may otherwise be accelerated effective as of the date on which the Participant’s Service terminated to such extent, if any, as shall have been determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such option or other Award.
Awards Nontransferable. During the lifetime of the participant, an award shall be exercisable only by the participant or the participant’s guardian or legal representative. An award may be assignable or transferable by the participant only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and only if it is so specified in the award agreement; provided, however, that an incentive option may only be assignable or transferable by will or by the laws of descent and distribution. Further, to the extent permitted by the committee in the award agreement, and in accordance with applicable law, in its discretion, and set forth in the award agreement evidencing such option, a nonstatutory option shall be assignable or transferable subject to the applicable limitations, if any, under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act.
Amendment and Termination. Our Board of Directors may amend or terminate the 2016 Incentive Plan at any time, subject to all necessary regulatory and stockholder approvals. However, no grant of awards shall be made after the tenth (10th) anniversary of the effective date. No termination or amendment of the 2016 Incentive Plan will adversely affect in any material way any outstanding award previously granted to a participant without his consent except as otherwise may be permitted under the terms of the 2016 Incentive Plan.
Plan Benefits
The grant of awards under the 2016 Incentive Plan to employees, consultants and non-employee directors, including the executive officers named in the Summary Compensation Table, is subject to the discretion of the committee. As of the date of this Proxy Statement, there has been no determination by the committee with respect to future awards under the plan. Accordingly, future awards to employees, consultants and non-employee directors are not determinable.
Vote Required
The approval of the adoption of the 2016 Incentive Plan requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same effect as votes against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not affect the outcome of the vote on this proposal. For the approval of this proposal, you may vote “FOR” or “AGAINST” or abstain from voting.
Board Recommendation
Our Board of Directors recommends that you vote “FOR” the adoption of the 2016 Incentive Plan.

Proposal 3

AUTHORIZATION OF THE BOARD OF DIRECTORS TO
AMEND TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE REVERSE SPLIT

General

We are asking you to approve a proposal to authorize our Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to file an amendment to our Certificate of Incorporation (the “Reverse Split Amendment”) to affect a reverse stock split of our Common Stock at a specific ratio to be determined by the Board, ranging from 1-for-2 and 1-for-8, inclusive (the “Reverse Split”), to attempt to increase the per share trading price of our Common Stock in order to regain compliance with the NYSE’s continued listing standards as described below under “Purpose of the Reverse Split.”  A vote for this Proposal 3 will constitute approval of the Reverse Split Amendment that, once filed with the Secretary of State of the State of Delaware, will combine between two and eight shares of our Common Stock into one share of Common Stock. The Reverse Split will have no effect on the number of authorized shares of Common Stock.

If this Proposal 3 is approved by stockholders, the Board of Directors will have the authority, but not the obligation, in its sole and absolute discretion, and without further action on the part of the stockholders, to affect the approved Reverse Split by filing the Reverse Split Amendment with the Secretary of State of the State of Delaware at any time after the stockholders’ approval of the Reverse Split. If the Reverse Split Amendment has not been filed with the Secretary of State of the State of Delaware within one year from the date of the Annual Meeting, the Board will abandon the Reverse Split Amendment.

The text of the proposed Reverse Split Amendment is included as Appendix B to this Proxy Statement. Such text is however subject to revision for such changes as may be required by the Secretary of State of the State of Delaware, and other changes consistent with this Proposal 3 that we may deem necessary or appropriate.

Purpose of the Reverse Split

Our Common Stock is listed on the NYSE. In order for our Common Stock to continue to be listed on the NYSE, we must comply with various listing standards, including that we maintain a minimum average closing price of at least $1.00 per share of Common Stock during a consecutive 30 trading-day period. On December 8, 2015, we received a deficiency notice from the NYSE indicating that we had fallen below this listing requirement, and our Common Stock continues to trade below $1.00 as of March 21, 2015. We can avoid delisting if, during the six month period following receipt of the NYSE notice, on the last trading-day of any calendar month, our Common Stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading-day of that month. If we do not regain compliance during this six month period, the NYSE will commence suspension and delisting procedures. Notwithstanding the foregoing, if we determine that we must cure the price condition by taking an action that will require approval of our stockholders, we may also regain compliance by: (i) obtaining the requisite stockholder approval by no later than this Annual Meeting, (ii) implementing the action promptly thereafter and (iii) the price of the Common Stock promptly exceeding $1.00 per share, and the price remaining above that level for at least the following 30 trading days. The Board of Directors has approved the proposed Reverse Split Amendment and recommends that stockholders approve such amendment for the purpose of increasing the price of our Common Stock in order to regain compliance with the NYSE’s listing requirements.

In addition to our desire to continue to be listed on an exchange, the Board of Directors believes that the low market price of our Common Stock impairs our marketability and acceptance by institutional investors and other members of the investing public, and creates a negative impression of PetroQuest. Theoretically, decreasing the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may adversely affect not only the pricing of our Common Stock but also the trading liquidity. In addition, these perceptions may affect our commercial business and our ability to raise additional capital through equity and debt financings.

We expect that the decrease in the number of outstanding shares of our Common Stock resulting from the Reverse Split, and the anticipated increase in the per share trading price will encourage greater interest in our Common Stock among members of the financial community and the investing public, and possibly create a more liquid market for our stockholders. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares outstanding if the Reverse Split is affected, particularly if the trading price per share of our Common Stock begins a declining trend after the Reverse Split takes effect.

Effects of a Reverse Split

If this Proposal 3 is approved by our stockholders at the Annual Meeting and our Board of Directors elects to implement a Reverse Split, the principal effect will be to proportionately decrease the number of outstanding shares of Common Stock based on the ratio selected by the Board. The shares of Common Stock are currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and PetroQuest is thus subject to the periodic reporting and other requirements of the Exchange Act in the United States. The Reverse Split will not affect the registration of the Common Stock with the SEC.

Proportionate voting rights and other rights of the holders of shares of our Common Stock will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares immediately prior to the effectiveness of the Reverse Split will generally continue to hold 2% of the voting power of the outstanding shares after the Reverse Split. The number of stockholders of record will not be affected by a Reverse Split, other than as a result of the treatment of fractional shares as described below.

Effective Date. The Reverse Split would become effective on the date of filing of the Reverse Split Amendment with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the Reverse Split ratio determined by the Board within the limits set forth in this Proposal 3.

Treatment of Fractional Shares. No fractional shares would be issued if, as a result the Reverse Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Split will automatically be entitled to receive an additional share of our Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Effect on the 1998 Incentive Plan. As of March 21, 2016, PetroQuest had approximately 747,759 shares of Common Stock subject to stock options outstanding under the 1998 Incentive Plan. Should the Reverse Split be implemented, proportionate adjustments will be made to the number of shares outstanding and the exercise price, grant price or purchase price relating to any award under the 1998 Incentive Plan. The Compensation Committee will determine the treatment of fractional shares subject to stock options under the 1998 Incentive Plan and will make adjustments in accordance with Sections 409A and 424 of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable in accordance with the 1998 Incentive Plan and the applicable requirements of the Code.

Effect on the 2013 Incentive Plan. As of March 21, 2016, PetroQuest had approximately 1,266,622 shares of Common Stock subject to stock options outstanding under the 2013 Incentive Plan. Should the Reverse Split be implemented, proportionate adjustments will be made to the number of shares outstanding and the exercise price, grant price or purchase price relating to any award under the 2013 Incentive Plan. The Compensation Committee will determine the treatment of fractional shares subject to stock options under the 2013 Incentive Plan and will make adjustments in accordance with Sections 409A and 424 of the Code to the extent applicable in accordance with the 2013 Incentive Plan and the applicable requirements of the Code.

Effect on the 2016 Incentive Plan. Should the 2106 Incentive Plan be adopted (discussed in Proposal 2) and the Reverse Split be implemented, proportionate adjustments will be made to the exercise price, grant price or purchase price relating to any award under the 2016 Incentive Plan and to the number of shares outstanding under the 2016 Incentive Plan following the Reverse Split.

Effect on Restricted Stock and Restricted Stock Units. As of March 21, 2016, PetroQuest had approximately 432,626 shares of restricted stock outstanding and 731,047 restricted stock units outstanding. Should the Reverse Split be implemented, proportionate adjustments will be made to the number of shares of restricted stock and the number of restricted stock units outstanding in accordance with the applicable plan documents and requirements of the Code, if any.

6.875% Series B Cumulative Convertible Perpetual Preferred Stock. Should the Reverse Split be implemented, the conversion price for the 6.875% Series B Cumulative Convertible Perpetual Preferred Stock will be proportionately increased effective immediately after the Reverse Split becomes effective.

Book-Entry Shares. If a Reverse Split is effectuated, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical share certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Split.

Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of shares owned in book-entry form.

Certificated Shares. If a Reverse Split is implemented, stockholders holding certificated shares (i.e., shares represented by one or more physical share certificates) will receive a transmittal letter from our transfer agent promptly after the effectiveness of the Reverse Split. The transmittal letter will be accompanied by instructions specifying how stockholders holding certificated shares can exchange certificates representing the pre-split shares for a statement of holding.

Beginning after the effectiveness of the Reverse Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split Common Stock.

     STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-REVERSE SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Certain Risk Factors Associated with the Reverse Split

Reduced Market Capitalization. As noted above, the principal purpose of the Reverse Split will be to increase the trading price of our Common Stock to continue to be listed on the NYSE.  We cannot assure you, however, that the Reverse Split, if implemented, will accomplish this objective. While we expect that the reduction in our outstanding shares of Common Stock will increase the trading price of our Common Stock, we cannot assure you that the Reverse Split will increase the trading price of our Common Stock by a multiple equal to the number of pre-Reverse Split shares, or result in any permanent increase in the trading price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the trading price decline after implementation of the Reverse Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Split. In some cases the share price of companies that have implemented reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the trading price of our Common Stock immediately after the Reverse Split takes effect will be maintained for any period of time or that the ratio of post and pre-split shares will remain the same after the Reverse Split is effected, or that the Reverse Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis.  Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Liquidity. Although the Board of Directors believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely effected by the reduced number of shares outstanding after the Reverse Split.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposed Reverse Split Amendment, and we will not independently provide our stockholders with any such right.

U.S. Federal Income Tax Consequences

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in the Reverse Split by a U.S. stockholder that holds the shares as a capital asset. This discussion is based on the provisions of the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

For purposes of this summary, a “U.S. stockholder” refers to a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (x) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A foreign stockholder is a stockholder who is not a U.S. stockholder.

This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholder that may be subject to special tax rules, including, without limitation: (i) stockholders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (vii) foreign stockholders or U.S. stockholders whose “functional currency” is not the U.S. dollar; (viii) persons holding Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who acquire shares of Common Stock in connection with employment or other performance of services; (x) dealers and other stockholders that do not own their shares of Common Stock as capital assets; or (xi) U.S. expatriates. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or the Medicare tax on net investment income or the effects of any state, local or foreign tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income treatment of a partner in a partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding U.S. federal income tax consequences of the Reverse Split.

There can be no assurance that the IRS will not take a contrary position to the tax consequences described herein or that such position would not be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No opinion of counsel or ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the Reverse Split.

Based on the assumption that the Reverse Split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following U.S. federal income tax consequences should result from the Reverse Split:

•	a U.S. stockholder should not recognize gain or loss in the Reverse Split;

•	the aggregate tax basis of the post-Reverse Split shares should be equal to the aggregate tax basis of the pre-Reverse Split shares ; and

•	the holding period of the post-Reverse Split shares should include the holding period of the pre-Reverse Split shares.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the meeting is required to approve this proposal. Abstentions will have the same effect as shares voted against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will have the same effect as shares voted against this proposal. For the approval of this proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

Our Board recommends that you vote “FOR” authorizing the Board of Directors to amend our Certificate of Incorporation to provide for the Reverse Split.

Proposal 4

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE THAT
STOCKHOLDERS MAY REMOVE DIRECTORS, WITH OR WITHOUT CAUSE

General
We are asking you to approve a proposal to amend to our Certificate of Incorporation to provide that stockholders may remove any director, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of Common Stock then entitled to vote at an election of directors (the “Without Cause Amendment”). The text of the proposed Without Cause Amendment to our Certificate of Incorporation is included as Appendix C to this Proxy Statement. Such text is however subject to revision for such changes as may be required by the Secretary of State of the State of Delaware and other changes consistent with this Proposal 4.
Purpose of Without Cause Amendment
In a recent proceeding not involving PetroQuest, the Delaware Court of Chancery held that in the absence of a classified board or cumulative voting, an “only for-cause” director removal provision conflicts with Section 141(k) of the Delaware General Corporation Law and is therefore invalid. In light of this guidance, we reviewed our own governing documents and began considering alternative language.

Article IX, Paragraph B of our Certificate of Incorporation contains and Article III, Section 6 of our Bylaws used to contain a similar “only for-cause” director removal provision and the company does not have a classified board of directors or cumulative voting.

As a result of our review of our Certificate of Incorporation and Bylaws, on February 19, 2016 the Board of Directors approved a Without Cause Amendment to our Bylaws, which did not require stockholder approval and was effective immediately upon approval. The Board of Directors also agreed not to attempt to enforce the “only for-cause” director removal provision or a similar provision in the Certificate of Incorporation and agreed to amend the Certificate of Incorporation at its earliest opportunity.

The Board of Directors requests the approval of the Without Cause Amendment to our Certificate of Incorporation at the meeting.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposed Without Cause Amendment, and we will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the meeting is required to approve this proposal. Abstentions will have the same effect as shares voted against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will have the same effect as shares voted against this proposal. For the approval of this proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation
Our Board of Directors recommends that you vote “FOR” amending our Certificate of Incorporation to provide that the stockholders may remove directors, with or without cause.

Proposal 5
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee has selected Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2016. Ernst & Young has served as our independent registered public accounting firm since June 28, 2002. We are asking the stockholders to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Ernst & Young was appointed by the Audit Committee in accordance with its charter.
In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in PetroQuest’s and our stockholders’ best interests.
The Audit Committee has approved all services provided by Ernst & Young. Representatives of Ernst & Young plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.
Audit Fees
The following table sets forth the fees incurred by us in fiscal years 2014 and 2015 for services performed by Ernst & Young LLP:

	2014	2015
Audit Fees(1)	$602,500	$542,250
Audit Related Fees(2)	-	-
Tax Fees(3)	40,700	38,400
All Other Fees(4)	-	-
Total Fees	$643,200	$580,650

(1)
Audit fees are fees paid to Ernst & Young LLP for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. In 2014, audit fees included $135,000 related to services provided in connection with other SEC filings and $52,500 related to reimbursement of out-of-pocket expenses. In 2015, audit fees included $85,000 related to services provided in connection with other SEC filings and $54,250 related to reimbursement of out-of-pocket expenses.

(2)
Audit related fees are fees paid to Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.”

(3)
Tax fees are fees paid for tax compliance (including filing state and federal tax returns), tax advice and tax planning. Tax fees do not include fees for services rendered in connection with the audit.

(4)	No other fees for professional services were paid to Ernst & Young LLP with respect to the fiscal years ended December 31, 2014 and 2015.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of
Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.
Audit Committee Report
The Audit Committee assists our Board of Directors in overseeing (i) the integrity of PetroQuest’s financial statements, (ii) PetroQuest’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of PetroQuest’s internal auditors (or other personnel responsible for the internal audit function) and independent auditor. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent auditor and the financial management of PetroQuest. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for PetroQuest. The independent auditor reports directly to the committee.
Management is responsible for the preparation, presentation, and integrity of PetroQuest’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of PetroQuest’s system of internal control over financial reporting. PetroQuest’s independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent auditor is also responsible for expressing an opinion on the effectiveness of PetroQuest’s internal control over financial reporting. The committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of PetroQuest’s independent auditor. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.
The committee has met with our independent auditor and discussed the overall scope and plans for their audit. The committee met with the independent auditor, with and without management present, to discuss management’s assessment of the effectiveness of PetroQuest’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of PetroQuest’s internal control over financial reporting. The committee also discussed with the independent auditor matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of PetroQuest’s consolidated financial statements and the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication With Audit Committees).
Our independent auditor also provided to the committee the written disclosures and the letter required by applicable standards of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the committee concerning independence, and the committee discussed with the independent auditor its independence. When considering Ernst & Young’s independence, the committee considered the non-audit services provided to PetroQuest by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.

The committee has reviewed and discussed PetroQuest’s audited consolidated financial statements for the fiscal year ended December 31, 2015 with management and Ernst & Young. Based on the committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent auditors, and subject to the limitations on the committee’s role and responsibilities referred to above and in the Audit Committee Charter, the committee recommended to our Board of Directors that PetroQuest’s audited consolidated financial statements be included in PetroQuest’s Annual Report on Form 10-K as filed with the SEC.
AUDIT COMMITTEE
Michael L. Finch, Chairman
W. J. Gordon, III
Charles F. Mitchell, II, M.D.
E. Wayne Nordberg
William W. Rucks, IV

Vote Required
The approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of Ernst & Young LLP, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation
Our Board recommends that you vote “FOR” the ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Proposal 6
ADVISORY VOTE ON EXECUTIVE COMPENSATION
General
As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to attract, retain, motivate and reward highly qualified and competent executives who have extensive oil and gas industry experience. To do this we offer a compensation package that recognizes individual and company performance. Elements of this compensation package include base salary, annual cash incentives and long-term cash and equity incentives. Our compensation package is meant to provide incentives and maximize stockholder value by (i) emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders, (ii) structuring annual incentive compensation to be contingent upon the achievement of performance measures, and (iii) designing each component of executive compensation to be competitive with the compensation practices of our oil and gas industry peer companies. We have adopted this compensation philosophy because we believe that it is critical for our continued success, the achievement of our short-term and long-term goals and because we believe it helps our executives maximize stockholder value. Stockholders are encouraged to read the section of this proxy statement titled “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure.
2015 Advisory Vote on Executive Compensation
We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (the “Say-On-Pay Proposal”). We obtained a majority support for our Say-On-Pay Proposal at our annual meeting of stockholders held in May 2015, with approximately 92% of stockholders voting on the proposal voting for it.
Proposal
As described in the section of this proxy statement titled “Compensation Discussion and Analysis,” we believe our compensation program is effective, appropriate and strongly aligned with the interests of our stockholders and that the total compensation packages provided to the named executive officers are reasonable in the aggregate. As you consider this proposal, we urge you to read the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative disclosure for additional details on executive compensation, including our compensation philosophy and objectives and the past compensation of the named executive officers.
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the Securities and Exchange Commission, the company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers. Accordingly, you may vote on the following resolution at the meeting:
“Resolved, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement relating to the company’s 2016 annual meeting, is hereby approved.”
This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
Vote Required
The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. For the approval of the advisory vote on the compensation of our named executive officers, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation
The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure contained in this proxy statement.

OTHER INFORMATION
Principal Stockholders
The following table presents certain information as of March 21, 2016, as to:

•	each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

•	each director,

•	each executive officer named in the Summary Compensation Table, and

•	all directors and executive officers as a group.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number	Percent of Class
Segall Bryant & Hamill, LLC (3)	3,550,568	5.0%
Charles T. Goodson (4)	3,509,043	5.0%
Central Square Management, LLC (5)	3,474,555	4.9%
William W. Rucks, IV (6)	1,413,395	2.0%
E. Wayne Nordberg (7)	732,360	1.0%
Arthur M. Mixon, III (8)	561,443	*
J. Bond Clement (9)	375,612	*
Charles F. Mitchell, II, M.D. (10)	360,386	*
W. Todd Zehnder (11)	289,966	*
Michael L. Finch (12)	249,497	*
Tracy Price (13)	227,533	*
W. J. Gordon, III (14)	120,000	*
Edward E. Abels, Jr. (15)	142,490	*
All directors and executive officers as a group (10 persons) (16)	7,691,759	10.8%

* Less than 1%

(1)
Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by officers, directors and principal stockholders and reporting forms, if any, filed with the SEC on behalf of such persons.

(2)
Unless otherwise indicated, the address of all beneficial owners of more than five percent of our shares of common stock set forth above is 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508.

(3)	Based on a Schedule 13G filed on August 7, 2015 by Segall Byrant & Hamill, LLC (“Segall”). The address for Segall is 540 W. Madison Street, Suite 1900, Chicago, IL 60661-2551.

(4)
Includes (i) 3,278,463 shares of common stock directly held by Mr. Goodson and (ii) 230,580 shares of common stock issuable on the exercise of vested options. Mr. Goodson has pledged 2,800,000 of the shares of common stock directly held by him as security for a loan. As of March 18, 2016, the principal balance of the loan was $1.53 million compared to $2.95 million as of January 1, 2015.

(5)	Based on a Schedule 13G filed on February 11, 2016 by Central Square Management, LLC (“Central Square”). The address for Central Square is 1813 N. Mill Street, Suite F, Naperville, IL 60563.

(6)
Includes (i) 1,368,679 shares of common stock directly held by Mr. Rucks, (ii) 27,500 shares of common stock issuable on the exercise of vested options and (iii) 17,216 shares of common stock issuable upon the conversion of our Series B cumulative convertible perpetual preferred stock (assuming we do not exercise our right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock upon conversion).

(7)
Includes (i) 355,000 shares of common stock directly held by Mr. Nordberg, (ii) 134,900 shares directly held by E. Wayne Nordberg CGM IRA Custodian, (iii) 70,060 shares of common stock directly and indirectly held by Mr. Nordberg’s wife, (iv) 64,950 shares of common stock directly held by the Olivia S. Nordberg Trust, (v) 79,950 shares of common stock directly held by the Anna and Samuel Nordberg Trust and (vi) 27,500 shares of common stock issuable on the exercise of vested options.

(8)	Includes (i) 447,336 shares of common stock directly held by Mr. Mixon and (ii) 114,107 shares of common stock issuable on the exercise of vested options.

(9)	Includes (i) 273,786 shares of common stock directly held by Mr. Clement and (ii) 101,826 shares of common stock issuable upon the exercise of vested options.

(10)
Includes (i) 326,000 shares of common stock directly held by Dr. Mitchell, (ii) 27,500 shares of common stock issuable on the exercise of vested options and (iii) 6,886 shares of common stock issuable upon the conversion of our Series B cumulative convertible perpetual preferred stock (assuming we do not exercise our right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock upon conversion).

(11)	Mr. Zehnder resigned from the company effective December 4, 2015. Includes 289,966 shares of common stock directly held by Mr. Zehnder.

(12)
Includes (i) 211,667 shares of common stock directly held by Mr. Finch, (ii) 27,500 shares of common stock issuable on the exercise of vested options and (iii) 10,330 shares of common stock issuable upon the conversion of our Series B cumulative convertible perpetual preferred stock (assuming we do not exercise our right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock upon conversion).

(13)	Includes (i) 159,392 shares of common stock directly held by Mr. Price and (ii) 68,141 shares of common stock issuable on the exercise of vested options.

(14)	Includes (i) 92,500 shares of common stock directly held by Mr. Gordon and (ii) 27,500 shares of common stock issuable on the exercise of vested options.

(15)	Includes (i) 102,867 shares of common stock directly held by Mr. Abels and (ii) 39,623 shares of common stock issuable on the exercise of vested options.

(16)
Includes (i) 691,777 shares of common stock issuable on the exercise of vested options and (ii) 34,432 shares of common stock issuable upon the conversion of our Series B cumulative convertible perpetual preferred stock (assuming we do not exercise our right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock upon conversion).

Executive Officers
Our executive officers serve at the pleasure of our Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. All of our executive officers are listed in the following table, and certain information concerning those officers, except for Mr. Goodson, who is also a member of the Board, follows the table:

Name	Age	Position
Charles T. Goodson	60	Chairman of the Board, Chief Executive Officer, President and Director
J. Bond Clement	44	Executive Vice President, Chief Financial Officer and Treasurer
Arthur M. Mixon, III	57	Executive Vice President – Operations and Production
Tracy Price	57	Executive Vice President – Business Development and Land
Edward E. Abels, Jr.	58	Executive Vice President – General Counsel and Secretary

J. Bond Clement has served as our Executive Vice President, Chief Financial Officer and Treasurer since October 2009. He has also served as our Senior Vice President and Chief Accounting Officer from March 2008 to October 2009, as our Controller from October 2004 until March 2008, as a Vice President from May 2006 to August 2007 and as our Vice President of Finance from August 2007 to March 2008. Prior to joining us in October 2004, Mr. Clement served in a variety of finance and accounting related management positions at Stone Energy Corporation from 1997 to 2004, including most recently as Controller, and at Freeport-McMoRan Inc. from 1996 to 1997. From 1993 to 1996, Mr. Clement worked at Arthur Andersen LLP primarily auditing energy related clients. Mr. Clement earned a Bachelor of Science Degree in Accounting, Cum Laude, from Louisiana State University in 1993 and was a Certified Public Accountant.

Arthur M. Mixon, III has served as our Executive Vice President – Operations and Production since October 2009. He also served as our Executive Vice President – Exploration and Production from May 2006 to October 2009 and as our Senior Vice President-Operations from January 2001 to May 2006. From 1981 to 2001, Mr. Mixon accumulated 20 years of experience with BP Amoco PLC, a public petroleum and petrochemical company, in a variety of engineering, supervisory and management positions in the United States, Trinidad and Tobago, and Venezuela. Mr. Mixon is a Registered Professional Engineer and a member of the Society of Petroleum Engineers, American Association of Drilling Engineers, American Petroleum Institute and the Louisiana Oil and Gas Association. Additionally, he is a member of the National Ocean Industries Association and the Oilfield Christian Fellowship. Mr. Mixon received a Bachelor of Science Degree in Petroleum Engineering from Louisiana State University in 1980.

Tracy Price has served as our Executive Vice President – Business Development and Land since March 2013. Prior to that date, Mr. Price served as our Executive Vice President –Land since May 2012. Mr. Price served as the Managing Director – Oil and Gas Division for Natural Resources Partners LLC from 2011 until joining us. Prior to his tenure at Natural Resources Partners, he served as the Senior Vice President – Business Development for Crimson Exploration Inc. from 2005 until 2011. From 2001 until 2005, Mr. Price served as Senior Vice President – Land and Business Development for The Houston Exploration Company. From 1990 to 2001, he served as Manager of Land and Business Development for Newfield Exploration Company. From 1986 to 1990, Mr. Price was Land Manager for Apache Corporation. Prior to Apache, Mr. Price served in similar land management capacities at Challenger Minerals Inc. and Phillips Petroleum Company. Mr. Price received a Bachelor of Business Administration degree in Petroleum Land Management from the University of Texas in 1981.

Edward E. Abels, Jr. has served as our Executive Vice President – General Counsel and Secretary since February 2014. Mr. Abels served as the General Counsel for Texas Crude Energy, LLC from July 2011 until joining us. Prior to his tenure at Texas Crude Energy, he was a shareholder of the law firm of Greenberg Traurig, LLP from December 2007 to July 2011. Prior to Greenberg Traurig, Mr. Abels served in various in-house counsel positions with several energy companies and in private practice with two large law firms. Mr. Abels received a Bachelor of Science degree in Petroleum Engineering and a Juris Doctor degree from Louisiana State University in 1981 and 1993, respectively.

Compensation Discussion and Analysis
Introduction. This Compensation Discussion and Analysis describes PetroQuest’s executive compensation programs in 2015. In particular, this Compensation Discussion and Analysis explains how the Compensation Committee of our Board of Directors and our Board of Directors made their compensation decisions for the company’s executives, including the following named executive officers:

•	Charles T. Goodson, Chairman of the Board, Chief Executive Officer and President;

•	J. Bond Clement, Executive Vice President, Chief Financial Officer and Treasurer;

•	Arthur M. Mixon, III, Executive Vice President – Operations and Production;

•	Tracy Price, Executive Vice President – Business Development and Land;

•	Edward E. Abels, Jr., Executive Vice President, General Counsel & Secretary; and

•	W. Todd Zehnder, Former Chief Operating Officer.
This Compensation Discussion and Analysis also describes the pay philosophy the committee has established for the company’s executive officers, the process the committee utilizes to examine performance in the context of executive pay decisions, the performance goals and results for each named officer, and recent updates to our compensation programs and policies.
Compensation Philosophy and Objectives. Our philosophy in establishing executive compensation policies and practices is to align each element of compensation with our short-term and long-term strategic objectives, while providing competitive compensation that enables us to attract and retain top-quality executive talent.
The primary objectives of our compensation policies and practices for our named executive officers for the fiscal year-end December 31, 2015 are to be:

•
Competitive – Attract, retain, motivate and reward highly qualified and competent executives who have extensive oil and gas industry experience through a mix of base salary, annual cash incentives and long-term equity or equity-based incentives that recognize individual and company performance;

•
Aligned to our stockholders’ interests – Provide incentives to increase and maximize stockholder value by emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders;

•
Performance based – Structure annual incentive compensation so that it is contingent upon the achievement of performance measures intended to reward performance year over year that we believe will create stockholder value in the short-term and over the long-term; and

•	Balanced – Design components of executive compensation with short and long-term objectives to focus our executives on actions that create value today while building for sustainable future success.
We have adopted this philosophy because we believe that it is critical to our continued success and the achievement of our short-term and long-term goals and objectives as a company for our stockholders.
Administration. Our executive compensation programs are administered by the Compensation Committee of our Board of Directors in accordance with the committee’s charter and other corporate governance requirements of the SEC and the NYSE.
The committee has directly engaged and will engage, from time to time, compensation consultants familiar with the oil and gas industry to advise the committee regarding certain compensation issues. The assignments of the consultants are determined by the committee, although management may have input into these assignments. As discussed in more detail below, during 2015, the committee engaged HayGroup to assist the committee in its review of the company’s compensation practices based on a proxy analysis of its peer group for the company’s executive officers and directors. Neither the committee nor the company engaged HayGroup to provide services unrelated to executive compensation in 2015.
The committee determines the total compensation of the CEO and the nature and amount of each element of CEO compensation. The CEO plays a key role in determining executive compensation for the other named executive officers. Generally, the CEO attends the meeting of the committee regarding executive compensation and is available to discuss his recommendations with the committee, including his evaluation of the performance of the other named executive officers in arriving at his recommendations, which are based on his direct evaluation of such executives, after receiving input from the peers of such executives and others, if necessary. These recommendations are considered by the committee, along with other relevant data, in determining the base salary, annual cash incentives, long-term equity or equity-based incentives, and benefits and perquisites for such executives.
To determine the total compensation of the CEO and the other named executive officers, the committee conducts an annual review of executive officer compensation practices and market pay levels, approves the design and evaluates the risk associated with the company’s executive compensation programs, approves the total annual awards under the company’s short-term and long-term incentive programs, reviews and approves offer letters, employment agreements and severance arrangements between the company and any of the senior executives and recommends succession plans to the Board. The committee carefully considers current market practices, internal equity issues and historical company practices, along with long-term market trends and discounts short-term market fluctuations in setting executive compensation levels.
2015 Advisory Vote on Executive Compensation. We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (the “Say-On-Pay Proposal”). We obtained 92% support for our Say-On-Pay Proposal at our annual meeting of stockholders held in May 2015. We feel that this high level of support was received due to the committee continually reviewing our executive compensation programs and policies and, after contacting certain of our significant stockholders to discuss our compensation programs and understanding their concerns, making significant changes in our executive compensation programs and policies in 2014.
2015 Executive Compensation Highlights.    In 2015, although no material changes were made to our executive compensation programs, the compensation committee reviewed every aspect of our programs in light of commodity prices, our anticipated capital expenditures and our desire to preserve cash and maintain liquidity. The following is a summary of our implementation of our executive compensation programs in fiscal year 2015:

•
The primary objective of our executive compensation programs remained the same, which is to attract, retain, motivate and reward highly qualified and competent executives with extensive oil and gas industry experience.

•	The structure of our executive compensation programs supports achievement of our business objectives of delivering top-line results while remaining focused on profitability.

•
Compensation for our named executive officers in 2015 included base salary and a discretionary cash bonus, but did not include any long-term equity and equity-based incentive compensation. A cash bonus in the amount of 25% of base salary was awarded to our named executive officers in recognition of the achievement of outstanding results in connection with the disposition of our Oklahoma properties in June 2015.

•
Although annual cash incentive awards would have been earned by our named executive officers based on the company’s achievement of pre-determined performance goals as described below, no such awards were made to our named executive officers or to any other employees in order to retain our available cash.

•	Each of our executive officers has an employment agreement that provides severance upon a termination of employment without cause or a resignation for good reason.

•
Performance awards were earned by our named executive officers based on relative TSR as compared with our peers. Our named executive officers earned 50% of the target amount for the 2014 grants, which will vest over three years.

Executive Compensation Programs. Based on and consistent with the philosophy and objectives stated above, our current executive compensation programs and our historical programs and practices consist of the following elements:

Compensation Element	Purpose	Link to Performance	Fixed/ Performance Based	Short/Long Term
Base Salary	Provides an appropriate level of fixed compensation to attract and retain leaders with extensive experience in the oil and gas industry	Based on market pay levels, individual performance and responsibilities	Fixed within a range that approximates or targets the salaries of executive officers that is within the upper quartile of our peers	Short-Term
Annual Cash Incentive Awards	Encourages annual results that create stockholder value	Based on annual achievement of predetermined company objectives – organic growth, financials, balance sheet management, production and reserves, M&A, business relationships and discretionary	Performance based	Short-Term
Performance Units	Aligns compensation with the company’s business strategy and the long-term creation of stockholder value	Based on company’s ranking among peers based on relative total stockholder return (TSR)	Performance based	Long-Term
Restricted Stock Units	Aligns compensation with the company’s business strategy and the long-term creation of stockholder value	Based on increases in stock price over time	Fixed within a range, subject to the committee’s overall determination as to the appropriate level of award	Long-Term
Phantom Stock Units	Aligns compensation with the company’s business strategy and the long-term creation of stockholder value	Based on increases in stock price over time	Fixed within a range, subject to the committee’s overall determination as to the appropriate level of award	Long-Term

Benchmarking Using Peer Companies. To determine the competitiveness of our compensation and benefit programs, the committee, in consultation with its independent compensation consultant, establishes a “peer group” for comparative purposes. The committee, in monitoring the peer industry practices, may make modifications to the peer group from time to time due to consolidations within and for new companies entering the oil and gas exploration and production industry, or for other reasons, including but not limited to, revenue size, industry, operations; and closest competitors for talent.
The committee has and will continue to monitor the appropriateness of the peer group and the relative measures drawn from the benchmarking process with the primary objective of utilizing a peer group that provides the most appropriate comparison to the company as part of the committee’s competitiveness evaluation. In 2015, the peer group included the following companies:

Company Name	Sales/Rev ()	Market Cap (1)	Similar Number of Employees	Primarily natural gas producer	Operates in same areas	Competes for same employees
Callon Petroleum Company	142.37M	607.73M	Yes	No	No	Yes
Carrizo Oil & Gas, Inc.	429.20M	1.61B	No	No	Yes	Yes
Clayton Williams Energy, Inc.	277.58M	248.27M	No	No	Yes	Yes
Comstock Resources, Inc.	317.81M	53.45M	Yes	Yes	Yes	Yes
Contango Oil & Gas Company	145.25M	152.90M	No	Yes	Yes	Yes
Gastar Exploration Inc.*	98.07M	89.76M	_	Yes	Yes	Yes
Goodrich Petroleum Corp.*	116.42M	5.61M	Yes	Yes	Yes	Yes
Jones Energy, Inc.	234.78M	83.01M	Yes	Yes	Yes	Yes
Penn Virginia Corporation*	322.30M	14.30M	Yes	No	Yes	Yes
Stone Energy Corporation	532.33M	197.55M	No	Yes	Yes	Yes
Swift Energy Company*	302.01M	3.79M	No	Yes	Yes	Yes
W&T Offshore, Inc.	599.88M	243.23M	No	Yes	Yes	Yes
Median	289.80M	86.39M	-	-	-	-
PetroQuest	140.86M	41.02M	-	-	-	-

Consistent with our total executive compensation philosophy set forth above, in setting executive compensation the committee considers the total compensation payable to a named executive officer and each form of compensation. The committee seeks to achieve a balance between immediate cash rewards for the achievement of annual company-wide objectives and individual objectives, and long-term incentives that vest over time and that are designed to align the interests of our named executive officers with those of our stockholders.
The committee determines the size and relative size of each element of compensation based primarily on:

•	the achievement of company performance goals based on our strategic plan and annual business plan;

•	market practices determined from benchmarking data from our peer group from time to time; and

•	individual performance.
The percentage of compensation that is contingent incentive compensation typically increases in relation to an executive’s responsibilities within the company, with contingent incentive compensation for more senior executives being a greater percentage of total compensation than for less senior executives. The committee believes that making a significant portion of an executive’s incentive compensation contingent on long-term stock price performance more closely aligns the executive’s interests with those of our stockholders.
The committee also compares our CEO’s compensation with that of the other named executive officers in order to determine an appropriate level of relative compensation and to otherwise confirm that it is appropriate based on all relevant factors and circumstances.

Additional details regarding each element of our executive compensation programs are as follows:
Base Salaries. Base salaries take into consideration the individual titles, duties, responsibilities, scope of control and accountability for each executive position and the current and anticipated competitive environment of the oil and gas industry in general, and exploration and production companies in particular. Actual salaries are intended to be set within a range that approximates or targets the salaries of executive officers serving in similar positions in companies that are within the upper quartile of our peers, as identified and determined by the committee from time to time with the assistance of its compensation consultants; provided, however, that the committee maintains the flexibility to deviate from these practices for individual circumstances.
The committee approves all increases in base salary for our named executive officers. The committee reviews salaries of executive officers at periodic intervals and considers increases, as appropriate, generally at twelve to eighteen month intervals. In assessing the amount and timing of salary adjustments the committee considers individual performance, changes in functions and responsibilities, if any, competitive salaries and peer comparisons, and relative positions within the company.
As shown in the following table, the committee did not make any base salary adjustments for the named executive officers in 2015 in light of commodities prices, our desire to preserve cash and maintain liquidity, and the overall condition of the oil and gas industry:

Name	FY 2014 Ending Base Salary	FY 2015 Ending Base Salary	FY 2014 to FY 2015 Increase
Charles T. Goodson	$636,540	$636,540	0%
Arthur M. Mixon, III	$375,950	$375,950	0%
J. Bond Clement	$365,650	$365,650	0%
Tracy Price	$365,650	$365,650	0%
Edward E. Abels, Jr.	$350,000	$350,000	0%

Base salaries for all named executive officers for 2013, 2014 and 2015 are shown in the “Salary” column and the footnote thereto of the Summary Compensation Table.
Annual Incentive Compensation. The named executive officers are each eligible for incentive awards under the PetroQuest Energy, Inc. Annual Incentive Plan, adopted May 12, 2010, as amended. The Annual Incentive Plan is administered by the Compensation Committee of the Board of Directors. As part of the plan, each named executive officer is assigned a participation tier (which may be based on salary or responsibility level and the competitive market) as determined by the committee in its sole discretion. Each participation tier is assigned a minimum, a target and a maximum bonus percentage of annual base salary. Awards under the plan are based on the attainment of performance criteria based on strategic objectives and are paid in cash lump sum amounts after the end of the applicable plan year. Each category of performance criteria (based on strategic objective) is assigned a weight (from 0 to 100%) and performance score (from 1 to 5) by the committee and the calculation of the bonus is based on the total weighted performance score, as adjusted for individual performance. The total points required for the minimum, target and maximum bonus are 5, 15 and 25, respectively. Point totals between the minimum and target and between target and maximum will be interpolated. Further, the committee may, in its sole discretion, increase or decrease individual awards under the plan based on an individual’s performance, may determine not to make any awards under the plan even if performance criteria have been met or may determine to pay a lesser or greater amount to any employee or group of employees participating in the plan.

For the 2015 plan year, the committee established the minimum, target and maximum bonus for our named executive officers as follows (calculated as a percentage of base salary):

Name and Principal Position	Minimum Bonus	Target Bonus	Maximum Bonus (1)
Charles T. Goodson Chief Executive Officer & President	0%	100%	200%
J. Bond Clement Executive Vice President, Chief Financial Officer and Treasurer	0%	100%	130%
Arthur M. Mixon, III Executive Vice President, Operations and Production	0%	100%	130%
Tracy Price Executive Vice President, Business Development and Land	0%	100%	130%
Edward E. Abels, Jr. Executive Vice President, General Counsel & Secretary	0%	100%	130%

(1)
The maximum bonus for each Executive Vice President may be increased to 200% of annual base salary based on the individual’s exemplary performance, as determined by the committee in its sole discretion.

For the 2015 plan year, the committee established performance criteria based on strategic objectives as set forth in the table below and assigned a weight to each objective:

Strategic Objective	Weight	Performance Criteria
Organic Growth	10%	Focus on low-cost reserves and economic projects measured by F&D costs, capital efficiency, and internal rates of return
Financial	10%	Manage cash flow and effectively contain per unit cash costs (LOE, G&A, severance taxes and interest)
Balance Sheet Management	20%	Improve balance sheet measured by building financial capacity and reducing long-term debt; create and maintain liquidity; align cash flow with capital expenditures
Operations, Production and Reserves	10%	Maintain stable production; focus on costs; and health, safety environment and compliance metrics
M&A Activity and Business Relationships	30%	Maintain positive and prudent perspective on value-added opportunities; evaluate and pursue asset sales to enhance liquidity and reduce debt
Discretionary	20%
Assure quality communication and leadership alignment, adherence to corporate governance best practices, appropriate staffing levels; and such other measures as may be formulated and determined by the Compensation Committee

For the 2015 plan year, in light of commodity prices and our desire to preserve cash and maintain liquidity, the committee decided not to award any annual cash bonus awards to any of the company’s employees, including the named executive officers. As a result of this decision, the committee did not formally evaluate the strategic objectives and the company’s performance relative to the performance criteria for 2015. However, the committee awarded a discretionary cash bonus in the amount of 25% of base salary to each of the named executive officers in recognition of the achievement of outstanding results in connection with the disposition of our Oklahoma properties in June 2015, which satisfied certain strategic objectives and performance criteria under the plan.

Long-Term Equity and Equity-Based Incentive Compensation. The committee provides equity or equity-based incentives and rewards to executive officers in order to link the executive’s long term interests to those of our stockholders and to encourage stock ownership by executives as a means of aligning the executives’ long term interests with those of our stockholders.
The PetroQuest Energy, Inc. 2013 Incentive Plan, which was approved by our stockholders in May of 2013, provides for grants of stock options, restricted stock, restricted stock units, performance-based awards and other stock-based awards to our named executive officers and other employees. The committee believes that the awards granted under the 2013 Incentive Plan provide a significant link between the compensation of the named executive officers and other employees on the one hand and the company’s long-term goals and stockholders’ interests on the other. Prior to the adoption of the 2013 Incentive Plan, the company awarded equity and equity-based compensation to its executive officers pursuant to the PetroQuest Energy, Inc. 1998 Incentive Plan, as amended and restated effective May 14, 2008, which was approved by our stockholders in May of 2008. In order to ensure shares of common stock would be available for future awards under the 2013 Incentive Plan and to update the 1998 Incentive Plan, the company froze the 1998 Incentive Plan in connection with the adoption of the 2013 Incentive Plan and no new awards will be granted under the 1998 Incentive Plan.
The PetroQuest Energy, Inc. Long-Term Cash Incentive Plan was approved by our board of directors on November 12, 2012. The Cash Incentive Plan provides for the grants of the following types of awards to our employees, consultants and outside directors, each of which is paid solely in cash: restricted stock units, stock appreciation rights, phantom units, performance units and other stock-based awards. The committee believes that the equity-based awards granted under the Cash Incentive Plan also provide a significant link between the compensation of the named executive officers and other employees on the one hand and the company’s long-term goals and the stockholders’ interests on the other.
The committee exercises its discretion each year in determining the mix between and among awards available under the 2013 Incentive Plan and the Cash Incentive Plan. In 2014, the committee introduced the company’s total shareholder return (TSR) as a factor for our compensation program for all executives in response to the feedback from our 2014 Say-On-Pay Proposal as described above. The committee also determined to transition from restricted stock awards to restricted stock units that are settled in shares of our common stock for tax planning purposes and to implement the use of phantom units with a time based vesting that are settled in cash. The committee determined the amount of compensation to be distributed in long-term equity incentive awards for named executive officers based on a percentage of base salary. This subjective analysis by the committee is based upon an overall review of the performance of the company and management and the committee’s assessment of the appropriate level of long-term equity and equity-based incentive compensation. The committee does not follow a specific process or necessarily consider objective or the same factors when making its overall review of the company’s performance, other than historical market data as furnished from time to time by the committee’s compensation consultant, when and as engaged by the committee. As discussed above, the committee did not award any long-term equity and equity-based incentive compensation to our named executive officers in 2015.
Restricted Stock Units. As part of its executive compensation programs, the committee, in the exercise of its discretion, considers awards of restricted stock units, which are settled in shares of our common stock under the 2013 Incentive Plan to executive officers and other employees. Restricted stock units currently vest over three years in one third increments on each anniversary date of the grant. Restricted stock units that have not vested will be forfeited when active service with the company terminates, except in the case of death, disability, or retirement.
Phantom Stock Units. As part of its executive compensation programs, the committee, in the exercise of its discretion, considers awards of phantom stock units, which are payable in cash, under the Cash Incentive Plan to executive officers and other employees. Phantom stock units currently vest over three years in one third increments on each anniversary date of the grant. Phantom stock units that have not vested will be forfeited when active service with the company terminates, except in the case of death, disability, or retirement.
Restricted Stock. As part of its executive compensation programs, the committee, in the exercise of its discretion, has in the past awarded restricted stock under the 2013 Incentive Plan to executive officers and other employees. No restricted stock was awarded to the named executive officers by the committee during 2015. The committee is transitioning to awarding restricted stock units settled in shares of our common stock, rather than restricted stock, for tax planning purposes.
Stock Options. As part of its executive compensation programs, the committee, in the exercise of its discretion, has in the past awarded stock options under the 2013 Incentive Plan to executive officers and other employees.
Performance Units. As part of its executive compensation programs, the committee, in the exercise of its discretion, has in the past awarded performance units which provide a cash incentive award, the value of which is determined by reference to the value of our common stock. The performance units are measured based on a performance period consisting of calendar year. At the end of the performance period, subject to review and certification of results by the committee, the executive will earn a specified percentage of his or her target performance units based on the placement of the company’s total shareholder return relative to the total shareholder return of a group of peer companies, as follows:

Level of Achievement	Company Percentile in Peer Group	Performance Units Earned as a Percentage of Target Units
Maximum Level	90%	200%
Superior Level	75%	150%
Target Level	50%	100%
Below Target Level	37.5%	75%
Threshold Level	25%	50%
Below Threshold Level	Less than 25%	0%

The peer group consists of the companies listed above under the heading “– Benchmarking Using Peer Companies,” subject to adjustment by the committee. Performance units earned for the performance period, if any, will vest as follows: (i) one third on the first day of the calendar year following the end of the performance period, (ii) one third on the first day of the second calendar year following the end of the performance period and (iii) one third on the first day of the third calendar year following the end of the performance period. The executive will be paid, within 60 days following the applicable vesting date, a cash amount equal to the number of performance units vested on such vesting date multiplied by the fair market value of a share of the company’s common stock on such vesting date (subject to the executive’s continued employment through the payment date).
Post-Employment Benefits. We have entered into employment and termination agreements with our executive officers which provide for the payment of severance and other post-termination benefits depending on the nature of the termination, including, severance payments in the event of a termination following a “change in control.” The committee believes that the terms and conditions of these agreements are reasonable and assist us in retaining the executive talent needed to achieve our objectives. In particular, the termination agreements, in the event of a “change in control,” help executives focus their attention on the performance of their duties in the best interests of the stockholders without being concerned about the consequences to them of a change in control and help promote continuity of senior management. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “– Named Executive Officer Compensation – Employment Agreements and Potential Benefits Upon Termination or Change-in-Control” below.

Benefits and Executive Perquisites. As executives and employees of the company, the named executive officers are eligible to participate in the health, dental, short-term disability and long-term disability insurance plans and programs provided to all company employees, but at no cost to the named executive officers. We also provide each named executive officer with term life insurance equal to the executive’s base salary, with minimum and maximum coverage amounts of $400,000 and $500,000, respectively, under a company-sponsored plan at no cost to the named executive. Named executive officers are also eligible to participate in our 401(k) plan, which is generally available to all of our employees. For those who participate, we contribute matching payments of up to 6% of the contributions by the named executive officer to the plan. Named executive officers also receive annual paid vacation time, sick leave, holidays and bereavement days, and are eligible to receive reimbursement of the monthly cost of a local industry-related social and professional club. Finally, all named executive officers are eligible to participate in the 2012 Employee Stock Purchase Plan adopted by our stockholders May 9, 2012, which is generally available to all our employees. Under this plan, participating employees may purchase up to $25,000 of our common stock per calendar year at 85% of the fair market value as set forth in the plan.
Impact of Accounting and Tax Treatments. Section 162(m) of the Internal Revenue Code, as amended, limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved the compensation arrangements. While the deductibility of compensation is important to us and actions will, when deemed appropriate, be taken to ensure the deductibility of compensation, the committee has also determined that flexibility in determining the appropriate amount of compensation is required, notwithstanding the statutory and regulatory provisions, in negotiating and implementing incentive compensation programs. Accordingly, the committee retains the discretion to award compensation that exceeds Section 162(m)’s deductibility limit.
Other Compensation Matters.
Stock Ownership Guidelines. The Board has adopted stock ownership guidelines for directors and executive officers of the company to further align the financial interests of those persons with those of our stockholders. These guidelines generally require executive officers and directors to continuously own shares of our common stock equal in value to a multiple of their salary/annual retainer as follows: (i) Chief Executive Officer – five times base salary; (ii) all other executive officers – three times base salary; and (iii) directors – five times annual retainer. Executive officers and directors to whom the guidelines become applicable in the future are generally expected to achieve the prescribed holdings within five years of the date on which the guidelines become applicable to them and to continuously own sufficient shares to meet the guidelines once attained. All of our current executive officers and directors who have been with the company for more than five years have met our stock ownership guidelines. See “Other Information – Principal Stockholders.”
Hedging Economic Risk of Ownership. Our insider trading policy prohibits our directors, officers and employees from short-term trading in our securities, purchasing or carrying our securities on margin or pledging our securities as collateral for a loan, short sales, or buying or selling put options and call options, or hedging or monetization transactions or similar arrangements with respect to our securities.
Clawback Provision. We have not formally adopted a provision that would allow recovery of compensation in any form that was paid or granted to executive officers based on reporting of inaccurate financial results, pending the adoption of rules by the SEC and the NYSE as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. However, it is the stated intention of the Board of Directors and senior management that to the extent any executive is complicit in fraudulent actions that substantially contributed to any misstatement of financial statements that requires a restatement, we will pursue all appropriate remedies to recover the amount of any compensation paid or granted to said individual to the extent the compensation paid or granted exceeds the amount that would have been paid or granted to said individual based on the restated financial statements.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based upon such review and discussions, and such other matters deemed relevant and appropriate by the committee, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Charles F. Mitchell, II, M.D., Chairman
Michael L. Finch
W. J. Gordon, III
E. Wayne Nordberg
William W. Rucks, IV

Compensation Policies and Risk Management
As described above, our stock option, restricted stock, restricted stock unit, phantom stock units and performance units grants are typically subject to a three year vesting period. Our annual cash bonus plan considers several balanced factors and metrics which are appropriately weighted to minimize undue emphasis in any one area of performance. The company believes that these factors, together with a balance of cash and equity awards, and a combination of short term and long term incentives and rewards, ensure that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the company.
Compensation Committee Interlocks and Insider Participation
Michael L. Finch, W. J. Gordon, III, Charles F. Mitchell, II, M.D., E. Wayne Nordberg and William W. Rucks, IV served on the Compensation Committee in 2015. No member of the committee has served as one of our officers or employees at any time. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee. Messrs. Nordberg and Rucks are working interest owners in particular properties operated by us or in which we also hold a working interest. See “Other Information – Certain Relationships and Related Transactions – Working Interest and Overriding Royalty Interest Owners” for a more complete description of this relationship.

Named Executive Officer Compensation
Summary Compensation Table. The following table summarizes the compensation of our principal executive officer and our principal financial officer, as well as our other three most highly compensated executive officers, for the fiscal years ended December 31, 2015, 2014 and 2013. We refer to these individuals throughout this proxy statement as the “named executive officers.”

Summary Compensation Table for Fiscal Years Ended December 31, 2015, 2014 and 2013
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen-sation ($) (4)	All Other Compen-sation ($) (5)	Total ($)

Charles T. Goodson	2015	661,022	159,135	0	0	0	36,653	856,810
Chief Executive Officer	2014	636,540	0	1,382,315	0	0	38,852	2,057,707
and President	2013	617,308	0	1,001,219	247,199	556,200	34,564	2,456,490

J. Bond Clement	2015	379,714	91,413	0	0	0	39,251	510,378
Executive Vice President, Chief	2014	365,650	0	622,130	0	0	39,302	1,027,082
Financial Officer and Treasurer	2013	354,615	0	431,351	106,500	319,500	34,417	1,246,383

Arthur M. Mixon, III	2015	390,410	93,988	0	0	0	35,891	520,289
Executive Vice President –	2014	375,950	0	639,654	0	0	40,759	1,056,363
Operations and Production	2013	364,616	0	443,498	109,500	328,500	34,947	1,281,088

Tracy Price	2015	379,714	91,413	0	0	0	50,934	522,061
Executive Vice President –	2014	365,650	0	622,130	0	0	34,957	1,022,737
Business Development and Land	2013	354,615	0	431,351	106,500	319,500	35,921	1,247,887

Edward E. Abels, Jr. (6)	2015	363,462	87,500	0	0	0	39,501	490,463
Executive Vice President,
General Counsel and Secretary

W. Todd Zehnder (7)	2015	457,558	108,150	0	0	0	41,333	607,041
Former Chief Operating Officer	2014	432,600	0	828,046	0	0	41,195	1,301,841
	2013	419,231	0	595,385	147,000	378,000	35,699	1,575,315

(1)
Effective January 1, 2014, the annual base salaries of Messrs. Goodson, Clement, Mixon, Price and Zehnder were increased to $636,540, $365,650, $375,950, $365,650 and $432,600, respectively. The year ended December 31, 2015 contained an extra payroll period so actual salary received was higher than base salary.

(2)
The Compensation Committee awarded a discretionary cash bonus in the amount of 25% of base salary to each of the named executive officers in recognition of the achievement of outstanding results in connection with the disposition of our Oklahoma properties in June 2015.

(3)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, of awards pursuant to the 2013 Incentive Plan and Cash Incentive Plan. Assumptions used in the calculation of these amounts are included in “Note 6 – Share-Based Compensation” to our audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on March 4, 2016.

(4)
The amounts in the “Non-Equity Incentive Plan Compensation” column for 2015 and 2014 reflect that the Compensation Committee decided not to award any annual cash bonus awards to any of the company’s employees, including the named executive officers, under our Annual Incentive Plan in light of commodity prices and the company’s desire to preserve cash and maintain liquidity. See “– Compensation Discussion and Analysis – Annual Incentive Compensation” above for a description of the Annual Incentive Plan.

(5)	See table below for reconciliation of All Other Compensation for 2015.

Name	401(k) Matching Contribution	Medical and Dental Insurance	Life Insurance Premiums	Organization Dues	Car Allowance	Total

Charles T. Goodson	15,900	16,495	3,858	400	-	36,653
J. Bond Clement	15,900	19,043	3,858	450	-	39,251
Arthur M. Mixon, III	15,900	14,847	3,858	1,286	-	35,891
Tracy Price	15,900	14,847	3,858	1,425	14,904	50,934
Edward E. Abels, Jr.	15,900	19,043	3,510	1,048	-	39,501
W. Todd Zehnder	15,900	19,043	3,858	2,532	-	41,333

(6)	Mr. Abels joined the company in February 2014.

(7)	Mr. Zehnder resigned from the company effective December 4, 2015. The amount in the salary column includes $33,277 paid in lieu of accrued vacation.
Grants of Plan-Based Awards Table. There were no grants of plan based-awards made during the year ended December 31, 2015 to the named executive officers.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table. See “– Employment Agreements and Potential Benefits Upon Termination or Change-in-Control” below for the material terms of our employment agreements with our named executive officers. See “– Compensation Discussion and Analysis” for an explanation of the amount of salary and bonus in proportion to total compensation. See the footnotes to the Summary Compensation Table for narrative disclosure with respect to that table.
Outstanding Equity Awards at Fiscal Year-End Table. The following table shows the number of shares covered by exercisable and unexercisable options, shares of restricted stock, restricted stock units, phantom stock units and performance units that have not vested for which transfer restrictions had not yet lapsed held by our named executive officers on December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End December 31, 2015
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Charles T. Goodson	111,593	-		7.08	10/09/2019	-	-
	61,765	-		7.54	09/09/2021	-	-
	57,222	28,611	(2)	4.18	11/12/2023	-	-
	-	-		-	-	49,281(3)	24,641
	-	-		-	-	135,434(4)	67,717
								29,568(5)	14,784
								33,858(6)	16,929
								99,459(7)	49,730

J. Bond Clement	47,270	-		7.08	10/09/2019	-	-
	29,902	-		7.54	09/09/2021	-	-
	24,654	12,325	(2)	4.18	11/12/2023	-	-
	-	-		-	-	21,232(3)	10,616
	-	-		-	-	62,238(4)	31,119
								12,738(5)	6,369
								25,932(6)	12,966
								27,424(7)	13,712

Arthur M. Mixon, III	54,959	-		7.08	10/09/2019	-	-
	33,800	-		7.54	09/09/2021	-	-
	25,348	12,673	(2)	4.18	11/12/2023	-	-
	-		-	-	-	21,830(3)	10,915
	-		-	-	-	63,991(4)	31,996
								13,098(5)	6,549
								26,663(6)	13,332
								28,196(7)	14,098

Tracy Price	43,487	-		5.26	05/08/2022	-	-
	24,654	12,325	(2)	4.18	11/12/2023	-	-
	-	-		-	-	21,232(3)	10,616
	-	-		-	-	62,238(4)	31,119
								12,738(5)	6,369
								25,932(6)	12,966
								27,424(7)	13,712

Edward E. Abels, Jr.	19,812	39,622		3.86	02/1/2024	-	-
	-	-		-	-	54,610(4)	27,305
	-	-		-	-	63,471(8)	31,736
								22,754(6)	11,377
								24,063(7)	12,031

W. Todd Zehnder (9)	163,916	-		7.08	3/4/2016	-	-
	40,441	-		7.54	3/4/2016	-	-
	34,028	-		4.18	3/4/2016	-	-

(1)	Calculated based upon the closing market price of our common stock on December 31, 2015, which was $0.50 per share.

(2)	These options will vest on November 12, 2016.

(3)	The transfer restrictions on these shares of restricted stock will lapse on November 13, 2016.

(4)	These restricted stock units will vest as to one half of the units on each of November 12, 2016 and November 12, 2017.

(5)	Represents phantom stock units awarded November 12, 2013; all will vest and be paid in cash on November 12, 2016.

(6)	Represents phantom stock units awarded November 12, 2014; one-half will vest and be paid in cash on each of November 12, 2016 and November 12, 2017.

(7)
Represents performance units awarded November 17, 2014 and which will be adjusted between 0% to 200% based on our TSR compared with the TSR of our peer group. Once the adjustment is determined, the units will vest and be paid in cash on January 1, 2017 and January 1, 2018. See “– Compensation Discussion and Analysis – Long-Term Equity and Equity-Based Incentive Compensation – Performance Units” above for a description of our performance units.

(8)	Represents phantom stock units awarded April 15, 2014; one-half will vest and be paid in cash on each of April 15, 2016 and April 15, 2017.

(9)	Mr. Zehnder resigned from the company effective December 4, 2015.
Option Exercises and Stock Vested Table. The table below shows the number of shares of our common stock acquired by our named executive officers during 2015 upon the vesting of restricted stock and phantom stock units.

Option Exercises and Stock Vested as of Fiscal Year-End December 31, 2015
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Charles T. Goodson	0	0	281,134	342,232
J. Bond Clement	0	0	131,149	157,112
Arthur M. Mixon, III	0	0	136,659	167,343
Tracy Price	0	0	112,069	133,052
Edward E. Abels, Jr.	0	0	70,418	126,938
W. Todd Zehnder (3)	0	0	177,357	217,097

(1)	Includes 109,000, 54,457, 56,013, 32,894, 11,377 and 72,342, of phantom stock units settled in cash for Messrs. Goodson, Clement, Mixon, Price, Abels and Zehnder, respectively.

(2)	Includes $114,450, $57,180, $58,814, $34,539, $11,946 and $75,959 related to phantom stock units settled in cash for Messrs. Goodson, Clement, Mixon, Price, Abels and Zehnder, respectively.

(3)	Mr. Zehnder resigned from the company effective December 4, 2015.
Employment Agreements and Potential Benefits Upon Termination or Change-in-Control. We have pre-existing employment agreements with our named executive officers Charles T. Goodson, J. Bond Clement, Arthur M. Mixon, III, Tracy Price and Edward E. Abels, Jr. providing for annual base salaries of $636,540, $365,650, $375,950, $365,650 and $350,000, respectively. The Board of Directors (or a committee thereof), in its discretion, may increase the base salaries based on relevant circumstances and, for each fiscal year, award an annual bonus (either pursuant to a bonus or incentive plan or program of ours or otherwise). During the term of the employment agreements, the executives are eligible to participate in all incentive, savings and retirement plans (including 401(k) plans), programs and welfare plans currently maintained or established by us for the benefit of our executive officers or employees. In addition, we are required to provide the executives with life insurance on mutually agreeable terms.
Each of the employment agreements has a term of three years. Each agreement may be terminated by the executive voluntarily, by us with or without “cause” or by the death or “disability” of the executive. The amount of compensation payable to each executive upon the occurrence of each of the foregoing events is discussed in the tables below.
Each agreement prohibits the executive from engaging in various activities outside his employment with PetroQuest without our approval and prohibits the disclosure of confidential information. In addition, each agreement contains a non-competition agreement and non-solicitation restrictions prohibiting the executive from competing with PetroQuest or soliciting its employees, customers or acquisition prospects during his employment and for one year after termination of the agreement for cause or by the executive for any reason, subject to certain exceptions.
We also have pre-existing termination agreements with Messrs. Goodson, Clement, Mixon, Price and Abels providing for the payment of severance benefits upon a “change in control” and subsequent termination of the executive’s employment within two years after such “change in control” by us other than for “cause” or by the executive for “good reason.” Each of the agreements has a term of three years after January 1 of the year following the year of execution with automatic one-year renewals unless, not later than September 30 of the preceding year, we give notice of our intent not to extend any of the agreements. Even if we timely give notice, each of the agreements will automatically be extended for 24 months beyond its term if a “change in control” occurred during the term of any of the agreements. An executive is not entitled to any benefits under the agreement if the executive’s employment terminates due to the executive’s retirement at age 65, the executive’s “total and permanent disability” or the executive’s death. We are required to reimburse the executives for all fees and expenses incurred by them in disputing any notice of termination under the agreements, in seeking to enforce the agreements or in connection with any tax audit or proceeding relating to the application of excise taxes to any payment or benefit under the agreements. The amount of compensation payable to each executive under the agreements is discussed in the tables below.
The following tables describe the potential payments upon termination or a change in control for Messrs. Goodson, Clement, Mixon, Price and Abels. Mr. Zehnder did not receive any payments as a result of his resignation from the company effective on December 4, 2015, other than $33,277 paid in lieu of accrued vacation.

Charles T. Goodson Chairman of the Board, Chief Executive Officer and President
Executive Benefits and Payments Upon Termination (1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance (2)	0	0	636,540	636,540	0	1,237,080
Annual Cash Incentive (3)	0	0	0	0	0	954,810
Long-term Equity Incentives
Stock Options (Unvested and Accelerated) (4)	0	0	0	0	0	0
Restricted Stock (Unvested and Accelerated) (5)	0	0	0	24,640	24,640	24,640
Restricted Stock Units (Unvested and Accelerated) (6)	0	0	0	67,717	33,858	67,717
Phantom Stock Units (Unvested and Accelerated) (7)	0	0	0	31,713	23,249	31,713
Performance Units (Unvested and Accelerated) (8)	0	0	0	0	16,575	49,729

Benefits and Perquisites
Health and Welfare Benefits Continuation (9)	0	0	17,134	0	0	34,268
Tax Gross-up (10)	0	0	0	0	0	0
Total	0	0	653,674	760,610	98,322	2,399,957

J. Bond Clement Executive Vice President, Chief Financial Officer and Treasurer
Executive Benefits and Payments Upon Termination (1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance (2)	0	0	365,650	365,650	0	731,300
Annual Cash Incentive (3)	0	0	0	0	0	548,476
Long-term Equity Incentives
Stock Options (Unvested and Accelerated) (4)	0	0	0	0	0	0
Restricted Stock (Unvested and Accelerated) (5)	0	0	0	10,616	10,616	10,616
Restricted Stock Units (Unvested and Accelerated) (6)	0	0	0	31,119	15,560	31,119
Phantom Stock Units (Unvested and Accelerated) (7)	0	0	0	19,335	12,853	19,335
Performance Units (Unvested and Accelerated) (8)	0	0	0	0	4,570	13,712

Benefits and Perquisites
Health and Welfare Benefits Continuation (9)	0	0	19,322	0	0	38,644
Tax Gross-up (10)	0	0	0	0	0	0
Total	0	0	384,972	426,720	43,599	1,393,202

Arthur M. Mixon, III Executive Vice President– Operations and Production
Executive Benefits and Payments Upon Termination (1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance (2)	0	0	375,950	375,950	0	751,900
Annual Cash Incentive (3)	0	0	0	0	0	563,926
Long-term Equity Incentives
Stock Options (Unvested and Accelerated) (4)	0	0	0	0	0	0
Restricted Stock (Unvested and Accelerated) (5)	0	0	0	10,915	10,915	10,915
Restricted Stock Units (Unvested and Accelerated) (6)	0	0	0	31,996	15,998	31,996
Phantom Stock Units (Unvested and Accelerated) (7)	0	0	0	19,880	13,215	19,880
Performance Units (Unvested and Accelerated) (8)	0	0	0	0	4,699	14,098

Benefits and Perquisites
Health and Welfare Benefits Continuation (9)	0	0	15,847	0	0	31,694
Tax Gross-up (10)	0	0	0	0	0	0
Total	0	0	391,797	438,741	44,827	1,424,409

Edward E. Abels, Jr. Executive Vice President– General Counsel and Secretary
Executive Benefits and Payments Upon Termination (1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance (2)	0	0	350,000	350,000	0	700,000
Annual Cash Incentive (3)	0	0	0	0	0	525,000
Long-term Equity Incentives
Stock Options (Unvested and Accelerated) (4)	0	0	0	0	0	0
Restricted Stock (Unvested and Accelerated) (5)	0	0	0	31,736	31,736	31,736
Restricted Stock Units (Unvested and Accelerated) (6)	0	0	0	27,305	0	27,305
Phantom Stock Units (Unvested and Accelerated) (7)	0	0	0	11,377	5,689	11,377
Performance Units (Unvested and Accelerated) (8)	0	0	0	0	0	12,031

Benefits and Perquisites
Health and Welfare Benefits Continuation (9)	0	0	19,159	0	0	38,318
Tax Gross-up (10)	0	0	0	0	0	1,273,232
Total	0	0	369,159	420,418	37,425	2,618,999

(1)
For purposes of this analysis, we assumed that the effective date of termination is December 31, 2015, the price per share of our common stock on the date of termination is $0.50 per share and that the executive’s compensation is as follows: Mr. Goodson’s base salary is equal to $636,540 and annual incentive target opportunity is equal to 100% of base salary; Mr. Clement’s base salary is equal to $365,650 and short-term incentive target opportunity is equal to 100% of base salary; Mr. Mixon’s base salary is equal to $375,950 and short-term incentive target opportunity is equal to 100% of base salary; Mr. Price’s base salary is equal to $365,650 and short-term incentive target opportunity is equal to 100% of base salary; and Mr. Abel’s base salary is equal to $350,000 and short-term incentive target opportunity is equal to 100% of base salary;.

(2)
Under “Involuntary Not for Cause Termination” and “Death or Disability,” severance is calculated as 1x base salary and is payable in equal semi-monthly installments for 12 months following the date of termination. Under “After a Change in Control,” severance is calculated as 2x base salary and is payable in a lump sum not later than the fifth day following the date of termination.

(3)
Under “After a Change in Control,” short-term incentive is calculated as 2x the executive’s most recent annual bonus, which amount is payable in a lump sum not later than the fifth day following the date of termination, plus the executive’s target bonus under the Annual Incentive Bonus Plan pro rated for the plan year in which the “change in control” occurs, which amount is payable on a date to be determined by the Compensation Committee in its sole discretion. See “– Compensation Discussion and Analysis – PetroQuest’s Compensation Program – Annual Cash Incentive Compensation” above for a description of the Annual Incentive Bonus Plan.

(4)
Pursuant to the terms of the 1998 Incentive Plan, the 2013 Incentive Plan and the incentive agreements thereunder, under “Death or Disability,” “Retirement” or “After a Change in Control,” the vesting of all outstanding stock options will be accelerated and all stock options shall be 100% vested on the date of termination of employment or the date immediately preceding a “change in control.”

(5)
Pursuant to the terms of the 1998 Incentive Plan, the 2013 Incentive Plan and the incentive agreements thereunder, under “Death or Disability,” “Retirement” or “After a Change in Control,” all restrictions and conditions on shares of restricted stock will be deemed satisfied and will be fully vested on the date of termination of employment or the date immediately preceding a “change in control.”

(6)
Pursuant to the terms of the 2013 Incentive Plan and incentive agreements thereunder, under “Death or Disability” or “After a Change in Control,” all restrictions and conditions on restricted stock units will be deemed satisfied and will be fully vested on the date of termination of employment or the date immediately preceding a “change in control.” Under “Retirement,” all restrictions and conditions on restricted stock units that would have vested within 12 months of the date of retirement will be deemed satisfied and will be fully vested on the date of retirement.

(7)
Pursuant to the terms of our Cash Incentive Plan and incentive agreements thereunder, under “Death or Disability” or “After a Change in Control,” all restrictions and conditions on phantom stock units will be deemed satisfied and will be fully vested on the date of termination of employment or the date immediately preceding a “change in control.” Under “Retirement,” all restrictions and conditions on phantom stock units that would have vested within 12 months of the date of retirement will be deemed satisfied and will be fully vested on the date of retirement

(8)
Pursuant to the terms of our Cash Incentive Plan and incentive agreements thereunder, under “After a Change in Control,” all performance units will be deemed fully vested and, in the event of a “change in control” prior to the end of the performance period, all performance goals will be deemed to be achieved at the target level. Under “Retirement,” all performance units that would have vested within 12 months of the date of retirement after the end of a performance period where the performance goals have be achieved will be deemed fully vested on the date of retirement.

(9)
Health and Welfare Benefits Continuation is calculated as 12 months under “Involuntary Not for Cause Termination” and as 24 months under “After a Change in Control.” Benefits payable under “After a Change in Control” will be reduced to the extent substantially similar benefits are actually received by or made available to the executive by any other employer during the 24-month period at a cost to the executive that is commensurate with the cost incurred by the executive immediately prior to the executive’s date of termination, subject to certain conditions. Amounts are based on COBRA rate.

(10)
In the event that the executive becomes entitled to the severance benefits under the termination agreement or any other agreement, plan, instrument or obligation, in whatever form, of ours, including by reason of the accelerated vesting of stock options or restricted stock hereunder or thereunder, and in the event that any of such benefits will be subject to an excise tax, we will pay to the executive an additional amount such that the net amount retained by the executive, after deduction of any excise tax on such benefits and any federal, state and local income tax, excise tax and FICA and Medicare withholding taxes upon such additional amount will be equal to the such benefits, subject to certain conditions.

Securities Authorized For Issuance Under Equity Compensation Plans
The following table sets forth information regarding our equity compensation plans as of December 31, 2015:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,362,024	$6.09	6,736,153

Equity compensation plans not approved by security holders	0	0	0

Total	1,362,024	$6.09	6,736,153

(1)
Includes options outstanding under the 1998 Incentive Plan and the 2013 Incentive Plan. The 1998 Incentive Plan was frozen in May 2013 and no new awards have been or will be issued under the 1998 Incentive Plan. The total number of shares of common stock initially available for issuance under the 2013 Incentive Plan was 4,500,000.

(2)
Includes 1,017,868 shares of common stock available for issuance under the 2013 Incentive Plan and 5,718,285 shares of common stock available for purchase by the company’s employees pursuant to the 2012 Employee Stock Purchase Plan. The total number of shares of common stock initially available for purchase under the 2012 Employee Stock Purchase Plan was 6,000,000.

Certain Relationships and Related Transactions
Policies and Procedures with Respect to Related Party Transactions. The charter of the Audit Committee requires that the Audit Committee review and approve all insider and affiliated party transactions.
Working Interest and Overriding Royalty Interest Owners. Charles T. Goodson or his affiliates are working interest owners and overriding royalty interest owners and E. Wayne Nordberg and William W. Rucks, IV, are working interest owners in certain properties operated by us or certain properties in which we also hold a working interest. As working interest owners, they are required to pay their proportionate share of all costs and are entitled to receive their proportionate share of revenues in the normal course of business. As overriding royalty interest owners, they are entitled to receive their proportionate share of revenues in the normal course of business.
During 2015, in their capacities as a working interest owners or overriding royalty interest owners, revenues, net of costs, were received from Mr. Goodson or his affiliates in the amount of $45,000, and with respect to Mr. Nordberg, costs billed exceeded revenues disbursed in the amount of $300. No such disbursements were made to Mr. Rucks. With respect to Mr. Goodson, gross revenues attributable to interests, properties or participation rights held by him prior to joining us as an officer and director on September 1, 1998 represent all of the gross revenue received by him in 2015.
In our capacity as operator, we incur drilling and operating costs that are billed to our partners based on their respective working interests. At December 31, 2015, our joint interest billing receivable included approximately $10,000 from the related parties discussed above or their affiliates, attributable to their share of costs. This represents less than 1% of our total joint interest billing receivable at December 31, 2015.
Charter Aircraft. Periodically, we charter private aircraft for business purposes pursuant to an arrangement by which we pay a third party operator for the use of flight hours owned by Mr. Goodson through a fractional ownership arrangement with this third party operator. No such amount was incurred during 2015. The company’s use of flight hours purchased by Mr. Goodson was pre-approved by the company’s Audit Committee and there is no agreement or obligation by or on behalf of the company to utilize this aircraft arrangement.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.
To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports, except that Charles T. Goodson was late in filing a Form 4 disclosing one transaction.
Other Matters
Our Annual Report to Stockholders on Form 10-K covering the fiscal year ended December 31, 2015, our Quarterly Reports on Form 10-Q and other information are available on our website (www.petroquest.com) and may also be obtained by calling (337) 232-7028 or writing to the address below:
PetroQuest Energy, Inc.
Corporate Communications
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
The persons designated to vote shares covered by our Board of Directors’ proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.
Deadline for Receipt of Stockholder Proposals
If you want us to consider including a proposal in our proxy statement for our 2017 annual meeting of stockholders you must deliver a copy of your proposal to PetroQuest’s Secretary at our principal executive offices at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508 no later than December 8, 2016.
If you intend to present a proposal at our 2017 annual meeting of stockholders, including director nominations, but you do not intend to have it included in our 2017 Proxy Statement, you must deliver a copy of your proposal to PetroQuest’s Secretary at our principal executive offices listed above no later than March 19, 2017 and no earlier than January 18, 2017, and it must contain certain information specified in our Bylaws. If the date of PetroQuest’s 2017 annual meeting of stockholders is more than 30 calendar days before or after the one-year anniversary date of our 2016 annual meeting, your notice of a proposal will be timely if we receive it by the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as our Board of Directors may recommend.
Sincerely,
/s/ Edward E. Abels, Jr.
Edward E. Abels, Jr.
Executive Vice President – General Counsel
and Secretary
April 7, 2016

APPENDIX A
2016 Incentive Plan
PETROQUEST ENERGY, INC.
2016 LONG TERM INCENTIVE PLAN
(Effective May 18, 2016)

TABLE OF CONTENTS

ESTABLISHMENT; PURPOSE AND TERM OF PLAN	1
1.1Establishment    1
1.2Purpose1
1.3Term of Plan1

DEFINITIONS AND CONSTRUCTION	1
2.1Definitions    1
2.2Construction    6

ADMINISTRATION	7
3.1Administration by the Committee    7
3.2Authority of Officers    7
3.3Powers of the Committee    7
3.4Administration with Respect to Insiders    8
3.5Indemnification    8

SHARES SUBJECT TO PLAN	9
4.1Maximum Number of Shares Issuable    9
4.2Adjustments for Changes in Capital Structure    10
4.3Shares Available for Awards and Payouts    10

ELIGIBILITY AND AWARD LIMITATIONS	11
5.1Persons Eligible for Awards    11
5.2Award Agreements    11
5.3Award Grant Restrictions    12
5.4Fair Market Value Limitations for Incentive Stock Options    12
5.5Repurchase Rights, Right of First Refusal and Other Restrictions on Stock    12
5.6Minimum Vesting Periods    12

TERMS AND CONDITIONS OF OPTIONS	12
6.1Exercise Price    13
6.2Exercisability, Vesting and Term of Options    13
6.3Payment of Exercise Price    13

RESTRICTED STOCK	14
7.1Award of Restricted Stock    14
7.2Restrictions    14
7.3Issuance of Stock    15

OTHER STOCK-BASED AWARDS, PERFORMANCE AWARDS AND DIVIDENDS, OR DIVIDEND EQUIVALENTS	15
8.1Grant of Other Stock-Based and Performance Awards    15
8.2Other Stock-Based Award and Performance Awards Terms    16
8.3Dividends or Dividend Equivalents.    18
8.4Limitations for Director Awards.    18

EFFECT OF TERMINATION OF SERVICE	18
9.1Option Exercisability and Award Vesting    18
9.2Extension of Option if Exercise Prevented by Law    19
9.3Extension if Participant Subject to Section 16(b)    19

i

WITHHOLDING TAXES	19
10.1Tax Withholding    19
10.2Share Withholding    19
10.3Incentive Stock Options    19

PROVISION OF INFORMATION	20

COMPLIANCE WITH SECURITIES LAW, OTHER APPLICABLE LAWS AND COMPANY POLICIES	20

NONTRANSFERABILITY OF AWARDS AND STOCK	20

NONCOMPETITIVE ACTIONS	21

TERMINATION OR AMENDMENT OF PLAN	21

STOCKHOLDER APPROVAL	21

NO GUARANTEE OF TAX CONSEQUENCES	22

SEVERABILITY	22

GOVERNING LAW	22

SUCCESSORS	22

RIGHTS AS A STOCKHOLDER	22

NO SPECIAL EMPLOYMENT OR SERVICE RIGHTS	22

REORGANIZATION OF COMPANY	23

CODE SECTION 409A	23
SECTION 25 ASSUMPTIONS OF AWARDS AND ADJUSTMENTS UPON A CHANGE IN CONTROL
24

ii

PETROQUEST ENERGY, INC.
2016 LONG TERM INCENTIVE PLAN

1
5290863v17

SECTION 1
ESTABLISHMENT; PURPOSE AND TERM OF PLAN
1.1    Establishment
The PetroQuest Energy, Inc. 2016 Long Term Incentive Plan (the “Plan”) is hereby established and adopted by the Board, subject to approval of the Company’s stockholders as provided in Section 16 hereof, effective as of May 18, 2016 (the “Effective Date”).
1.2    Purpose
The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.
1.3    Term of Plan
The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares of Stock under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted on or before the date which is ten (10) years from Effective Date. If the Plan is approved by the Company’s stockholders on or within twelve (12) months of the Effective Date, no future awards will be granted under the Company’s 2013 Incentive Plan (“2013 Plan”), but all outstanding awards under the 2013 Plan shall continue under the 2013 Plan until they expire according to their terms.
SECTION 2
DEFINITIONS AND CONSTRUCTION
2.1    Definitions
Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)    “2013 Plan” shall have the meaning described in Section 1.3.
(b)    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person and shall include a Subsidiary. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any Award that is deferred compensation subject to Code Section 409A, for the purposes of applying Code Section 409A to such Award the term Affiliate shall mean all Persons with whom the Participant’s employer would be considered a single employer under Code Section 414(b) or 414(c) as defined and modified in Code Section 409 as determined by the Committee. Notwithstanding the foregoing, with respect to Nonstatutory Stock Options and Stock Appreciation Rights, if necessary for such Awards to be exempt from Code Section 409A, as determined by the Committee, for purposes of grants of such Awards, Affiliate shall only include an entity if the Stock would constitute “service recipient stock” within the meaning of Code Section 409A.
(c)    “Award” shall mean a grant of an Option, Restricted Stock, Other Stock-Based Award, including without limitation, Stock Appreciation Rights, Performance Awards, Dividends and Dividend Equivalents or Director Awards to a Participant under this Plan.

(d)    “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant and any shares of Stock acquired upon the exercise thereof, and which may be in electronic form. The Award Agreement consists of the Award Agreement and the Notice of Grant of an Award incorporated therein by reference, or such other form or forms as the Committee may approve from time to time, and which may be in electronic form.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Cashless Exercise” shall have the meaning set forth in Section 6.3(a) hereto.
(g)    “Cause” shall mean, except as otherwise defined in the Participant’s Award Agreement, when used in connection with the termination of a Participant’s Service, the termination of the Participant’s Service by the Company or any Company Affiliate by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the commission by the Participant of a material act of fraud upon the Company or any Company Affiliate, or any customer or supplier thereof; (iii) the misappropriation of any funds or property of the Company or any Company Affiliate, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Participant to perform the material duties assigned to him that is not cured to the reasonable satisfaction of the Company within 7 days after written notice of such failure is provided to Participant by the Board or Chief Executive Officer of the Company (the “CEO”) (or by another officer of the Company or a Company Affiliate who has been designated by the Board or CEO for such purpose); (v) the engagement by the Participant in any direct and material conflict of interest with the Company or any Company Affiliate without compliance with the Company’s or Company Affiliate’s conflict of interest policy, if any, then in effect; or (vi) the engagement by the Participant, without the written approval of the Board or CEO, in any material activity which competes with the business of the Company or any Company Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Company Affiliate.
(h)    A “Change in Control” shall mean any of the following events occurring with respect to the Company:
(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (x) the then outstanding shares of Stock (the “Outstanding Company Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: any acquisition directly from the Company or any Subsidiary, any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in clauses (x) and (y) Section 2.1(h)(iii) (below) are satisfied;
(ii)    Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)    A Merger, unless immediately following such Merger, (x) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (y) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;
(iv)    The sale or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (x) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than 50% of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (y) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or
(v)    The liquidation or dissolution of the Company.
Notwithstanding the occurrence of any of the foregoing events set out in this Section 2.1(h) which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting or reasonably leading to a Change in Control shall not be deemed a Change in Control hereunder except with respect to any Award subject to Code Section 409A. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be, or reasonably lead to, a Change in Control, or after such event only if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be, or reasonably lead to, a Change in Control.

(i)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable notices, rulings and regulations promulgated thereunder.
(j)    “Committee” means the Board or, if so appointed by the Board, the compensation committee of the Board or any other committee duly appointed by the Board to administer the Plan, which such committee may be one or more natural persons; provided however, that during any period the Company is a “publicly held corporation” within the meaning of Code Section 162(m) or applicable securities laws the Committee shall consist of not less than two directors of the Board who fulfill the “outside director” requirements of Code Section 162(m) and who are non-employee directors under the Rule 16b-3.
(k)    “Company” means PetroQuest Energy, Inc., a Delaware corporation, or any successor corporation thereto.
(l)    “Consultant” means an individual who is a natural person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or its Affiliates, including individuals who serve as directors of the Company or an Affiliate of the Company but who are not a Director, provided that the identity of such individual, the nature of such services or the entity to which such services are provided are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities or would not preclude the Company from offering or selling securities to such individual pursuant to the Plan in reliance on either the exemption from registration provided under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(m)    “Director” means a member of the Board who is not, at the time of grant of an Award, an Employee of the Company or any Company Affiliate, Parent of the Company or a Subsidiary (within the meaning of Rule 16b-3) and who is certified by the Board as an independent director; provided, however, that a person who is a control person or director of an entity that is the beneficial owner of twenty-five percent (25%) or more of outstanding shares of Stock shall not be deemed to be a “non-employee” director.
(n)    “Disability” means, unless otherwise defined in the Award Agreement, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company’s long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Participant is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant, by accepting an Award, agrees to submit to any reasonable examination by such physician upon request.
(o)    “Dividends or Dividend Equivalents” means an Award as specified in Section 8.3.
(p)    “Effective Date” shall have the meaning set forth in Section 1.1 hereto.
(q)    “Employee” means any individual treated as an employee (including a director of the Company or a Company Affiliate who is also treated as an employee) of the Company on the records of the Company or of any of the Company’s Affiliates on the records of such Affiliate and, with respect to any Incentive Stock Option granted to such individual, who is an employee of the Company or a “Parent” (which is a parent corporation of the Company within the meaning of Section 424(e) of the Code, whether now or hereinafter existing) or a Subsidiary of the Company for purposes of Sections 422, 424 and 3401(c) of the Code; provided, however, that neither service as a director of the Company or of a Company Affiliate nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company, the Board, the Committee or any court of law or governmental agency subsequently makes a contrary determination.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)    “Fair Market Value” means as follows:
If the Company is not a publicly held corporation within the meaning of Code Section 162(m), Code Section 409A or applicable securities laws at the time a determination of the Fair Market Value of a share of Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith, and to the extent any Award is intended to be exempt from Code Section 409A, consistent with Code Section 409A as it shall determine. In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its sole and absolute discretion, it deems advisable under the circumstances.

While the Company is a “publicly held corporation” within the meaning of Code Section 162(m), Code Section 409A or applicable securities laws, the Fair Market Value of one share of Stock on the date in question is deemed to be (i) the closing sales price on the immediately preceding trading day of a share of Stock as reported on the New York Stock Exchange or other principal securities exchange on which shares of Stock are then listed or admitted to trading, or (ii) if not quoted on the New York Stock Exchange or such other principal securities exchange, the average of the closing bid and asked prices on the immediately preceding trading day for a share of Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System, or (iii) any other method permitted by Code Section 409A as determined by the Committee in its discretion and consistently applied. If there was no public trade of Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

(t)    “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(u)    “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(v)    “New Shares” shall have the meaning set forth in Section 4.2 hereto.
(w)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.
(x)    “Notice of Grant of an Award” means the Notice of Grant of an Award executed by the Company and the Participant on the date of the grant of the Award. The Notice of Grant of an Award and the execution thereof may be effected by electronic form in accordance with Company policies.
(y)    “Officer” means any person designated by the Board as an officer of the Company.
(z)    “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
(aa)    “Option Expiration Date” shall have the meaning set forth in Section 9.1(a) hereto.
(bb)    “Other Stock-Based Awards” shall mean Awards described in Section 8 and shall include, without limitation, Stock Appreciation Rights.
(cc)    “Participant” means an Employee, Director or Consultant who has been granted one or more Awards hereunder.
(dd)    “Performance Awards” shall mean Awards described in Section 8.
(ee)    “Permitted Transferee” has the meaning provided such term in Section 13.
(ff)    “Person” means any individual or other natural person, partnership, corporation, limited liability company, group, trust or other legal entity.
(gg)    “Plan” shall have the meaning set forth in Section 1.1 hereto.
(hh)    “Publicly Held Corporation” shall have the meaning of such term in Code Section 162(m).
(ii)    “Retirement” means, unless otherwise defined in the Award Agreement, the Participant’s termination of employment after age 65 and 10 years of service with the Company or Company Affiliate.
(jj)    “Restricted Stock” shall mean an Award granted to a Participant pursuant to Section 7 hereof.
(kk)    “Restriction Period” means the period of time determined by the Committee and set forth in the Award Agreement during which the transfer of Restricted Stock by the Participant is restricted.

(ll)    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(mm)    “Securities Act” means the Securities Act of 1933, as amended.
(nn)    “Section 409A Plan” shall have the meaning described in Section 24.
(oo)    “Service” means a Participant’s employment or service with the Company or any of its Affiliates, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) or a change in the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) shall not be deemed to have terminated if the Participant takes any military leave, temporary illness leave, authorized vacation or other bona fide leave of absence; provided, however, that if any such leave exceeds three (3) months, the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Company is provided by either statute or contract or Board approval. Notwithstanding the foregoing, unless otherwise designated by the Company or provided by statute or contract, a leave of absence shall not be treated as Service. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the company for which the Participant performs Service ceasing to be the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company). Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination, and provided further that respect to an Incentive Stock Option Service shall be consistent with the employment requirements of Code Sections 422 and 424 for tax treatment as an Incentive Stock Option. Notwithstanding the foregoing, with respect to any Award that is subject to 409A, separation from Service shall be determined by the Committee under the applicable rules of Code Section 409A.
(pp)    “Stock” means the common stock of the Company, par value $0.001 per share, as adjusted from time to time in accordance with Section 4.2 or Section 25 hereto.
(qq)    “Stock Appreciation Right” or “SAR” Shall mean a stock-based right granted under Section 8.1.
(rr)    “Subsidiary” means any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.
(ss)    “Substitute Awards” shall have the meaning in Section 4.1.
(tt)    “Ten Percent Owner Participant” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or parent or Subsidiary within the meaning of Section 422(b)(6) of the Code.
(uu)    “Term” shall have the meaning described in Section 15.
2.2    Construction
Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Words of the masculine gender shall include the feminine and neuter, and vice versa. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. Section headings as used herein are inserted solely for convenience and reference and do not constitute any part of the interpretation or construction of the Plan.
SECTION 3
ADMINISTRATION
3.1    Administration by the Committee
The Plan shall be administered by the Committee. All questions of interpretation of the Plan, construction of its terms, or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.
3.2    Authority of Officers
Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.
3.3    Powers of the Committee
In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;
(b)    to designate Awards as Restricted Stock or Options or Other Stock-Based Awards or Performance Awards or Dividends or Dividend Equivalents, and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;
(c)    to determine the Fair Market Value of shares of Stock or other property;
(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired upon the exercise and/or vesting thereof, including, without limitation, (i) the exercise price of the Option or Stock Appreciation Right, (ii) the method of payment for shares of Stock purchased upon the exercise and/or vesting of an Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares of Stock, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions, including but not limited to performance goals, of the exercisability of the Award or the vesting of any shares of Stock, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, (vii) the provision for electronic delivery of Awards and/or book entry, and (viii) all other terms, conditions and restrictions applicable to the Award or such shares of Stock not inconsistent with the terms of the Plan;
(e)    to approve one or more forms of the Award Agreement;
(f)    to amend, modify, extend, cancel, or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof; provided, however, that no such amendment, modification, extension or cancellation shall materially adversely affect a Participant’s Award without a Participant’s consent;
(g)    to accelerate, continue, extend or defer the exercisability and/or vesting of any Award, including with respect to the period following a Participant’s termination of Service;

(h)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;
(i)    to interpret and construe and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and
(j)    notwithstanding the foregoing, except as provided in Sections 4.1, 4.2, 4.3 and Section 25, the terms of an outstanding Award may not be amended by the Committee, without approval of the Company’s stockholders, to: reprice an Award or otherwise (i) reduce the exercise price of an outstanding Option or to reduce the exercise price of an outstanding Stock Appreciation Right, (ii) cancel an outstanding Option or outstanding Stock Appreciation Right in exchange for other Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the cancelled Option or the cancelled Stock Appreciation Right, as applicable, or (iii) cancel an outstanding Option with an exercise price that is greater than the Fair Market Value of a share of Stock on the date of cancellation or cancel an outstanding Stock Appreciation Right with an exercise price that is greater than the Fair Market Value of a share of Stock on the date of cancellation in exchange for cash or another Award. In addition, no Option reloading will be permitted.
3.4    Administration with Respect to Insiders
With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 and all other applicable laws, including any required blackout periods. At any time the Company is required to comply with Securities Regulation BTR, all transactions under this Plan respecting the Company’s securities shall comply with Securities Regulation BTR and the Company’s insider trading policies, as revised from time to time, or such other similar Company policies, including but not limited to policies relating to blackout periods. Any ambiguities or inconsistencies in the construction of an Award shall be interpreted to give effect to such limitation. To the extent any provision of the Plan or Award Agreement or action by the Committee or Company fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.
3.5    Indemnification
EACH PERSON WHO IS OR WAS A MEMBER OF THE BOARD OR THE COMMITTEE SHALL BE INDEMNIFIED BY THE COMPANY AGAINST AND FROM ANY DAMAGE, LOSS, LIABILITY, COST AND EXPENSE THAT MAY BE IMPOSED UPON OR REASONABLY INCURRED BY HIM IN CONNECTION WITH OR RESULTING FROM ANY CLAIM, ACTION, SUIT, OR PROCEEDING TO WHICH HE MAY BE A PARTY OR IN WHICH HE MAY BE INVOLVED BY REASON OF ANY ACTION TAKEN OR FAILURE TO ACT UNDER THE PLAN (INCLUDING SUCH INDEMNIFICATION FOR A PERSON’S OWN, SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY), EXCEPT FOR ANY SUCH ACT OR OMISSION CONSTITUTING WILLFUL OR INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE. SUCH PERSON SHALL BE INDEMNIFIED BY THE COMPANY FOR ALL AMOUNTS PAID BY HIM IN SETTLEMENT THEREOF, WITH THE COMPANY’S APPROVAL, OR PAID BY HIM IN SATISFACTION OF ANY JUDGMENT IN ANY SUCH ACTION, SUIT, OR PROCEEDING AGAINST HIM, PROVIDED HE SHALL GIVE THE COMPANY AN OPPORTUNITY, AT ITS OWN EXPENSE, TO HANDLE AND DEFEND THE SAME BEFORE HE UNDERTAKES TO HANDLE AND DEFEND IT ON HIS OWN BEHALF. THE FOREGOING RIGHT OF INDEMNIFICATION SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHTS OF INDEMNIFICATION TO WHICH SUCH PERSONS MAY BE ENTITLED UNDER THE COMPANY’S CERTIFICATE OF INCORPORATION OR BYLAWS, AS A MATTER OF LAW, OR OTHERWISE, OR ANY POWER THAT THE COMPANY MAY HAVE TO INDEMNIFY THEM OR HOLD THEM HARMLESS.

SECTION 4
SHARES SUBJECT TO PLAN
4.1    Maximum Number of Shares Issuable
Subject to adjustment as provided in Section 4.2, Section 4.3 and Section 25, the maximum aggregate number of shares of Stock that may be issued with respect to Awards under the Plan shall be 8,000,000 and may consist of any of the following: shares of Stock held in treasury of the Company, shares of Stock authorized but unissued or shares of Stock reacquired by the Company or any combination of the foregoing. The maximum aggregate number of such shares of Stock authorized for issuance in the foregoing sentence that may be issued as Incentive Stock Options shall be 7,000,000 shares of Stock. Shares of Stock of an outstanding Award that for any reason expire or are terminated, forfeited or canceled shall again be available for issuance under the Plan; provided, however, that amounts withheld for taxes or are withheld for the purchase price for Options or SARs shall not again be available for issuance under the Plan, but shares withheld for the purchase price or for taxes for Restricted Stock, Performance Awards or Other Stock-Based Awards (other than an Option or SAR) shall be available for issuance under the Plan. Awards that by their terms are to be settled solely in cash shall not be counted against the number of shares of Stock available for the issuance of Awards under the Plan. Shares of stock issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) do not reduce the shares of Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Plan’s shares of Stock reserved as provided herein (subject to New York Stock Exchange listing requirements, as long as the Stock is listed on this exchange or the applicable other exchange requirements on which the Stock is listed).
Subject to the maximum number of shares of Stock available for Awards under the Plan as provided in the preceding paragraph of this Section 4.1, during any period that the Company is a Publicly Held Corporation the following rules shall apply to grants of Awards that are intended to meet the performance-based exception under Code Section 162(m):
(a)    Subject to adjustment as provided in Section 4.2, Section 4.3 and Section 25, the maximum aggregate number of shares of Stock that may be subject to Options and Stock Appreciation Rights with respect to Awards granted in any calendar year to any Participant shall be 7,000,000 shares of Stock, and the exercise price per share of Stock for an Option or Stock Appreciation Right shall be equal to at least the Fair Market Value per share of Stock on the grant date of the Award. If such an Award may be settled in cash as permitted under the terms of the Award, the number of shares of Stock for the cash amount shall be counted toward the individual share limit provided in this subsection (a) calculated as of the date of grant.
(b)    Subject to adjustment as provided in Section 4.2, Section 4.3 and Section 25, the maximum aggregate number of shares of Stock subject to Awards, other than Options and Stock Appreciation Rights, that may be settled in Stock including, without limitation, Restricted Stock or any Other Stock-Based Award with respect to Awards granted in any calendar year to any Participant shall be 7,000,000. If such an Award is to be settled in cash rather than Stock pursuant to its terms, the number of shares of Stock that could be issued for the cash amount shall be counted toward the individual share limit in this subsection (b) calculated as of the date of grant.
(c)    Subject to adjustment as permitted under Section 4.2, Section 4.3 or Section 25, the maximum aggregate cash subject to Awards, including, without limitation, Performance Awards intended to meet the performance-based exception under Code Section 162(m) to be settled solely in cash with respect to Awards granted in any calendar year that may be made to any Participant shall be five million dollars ($5,000,000) calculated as of the date of grant.
(d)    With respect to any Option or Stock Appreciation Right granted to a Participant that is canceled or repriced, the number of shares of Stock subject to such Option or Stock Appreciation Right shall continue to count against the maximum number of shares of Stock that may be the subject of Options or Stock

Appreciation Rights granted to such Participant hereunder but only to the extent such is required in accordance with Section 162(m) of the Code.
(e)    The limitations of subsections (a), (b), (c) and (d) above shall be construed and administered so as to comply with the performance-based exception in Code Section 162(m) and shall only apply to the extent required to meet the performance-based exception under Code Section 162(m) for Awards intended by the Committee to meet the performance-based exception under Code Section 162(m).
4.2    Adjustments for Changes in Capital Structure
In the event of any stock dividend or extraordinary cash dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Awards, and in the exercise price per share of any outstanding Awards and with respect to Options, if applicable, in accordance with Code Sections 424 and 409A. If a majority of the shares of Stock, which are of the same class as the shares of Stock that are subject to outstanding Awards, are exchanged for, converted into, or otherwise become (whether or not pursuant to a change in control) shares of another company (the “New Shares”), the Committee may, in its sole discretion, unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion, and with respect to Options in accordance with Code Sections 424 and 409A and the regulations thereunder. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.
4.3    Shares Available for Awards and Payouts
(a)    The following Awards and payouts shall reduce, on a one share for one share basis, the number of shares of Stock authorized for issuance under Section 4.1 of the Plan:
(i)    Options; and
(ii)    SARs (except a tandem SAR).
(b)    The following Awards and payouts shall reduce, on a 1.5 share for one share basis, the number of shares of Stock authorized for issuance under Section 4.1 of the Plan:
(i)    Restricted Stock;
(ii)    A payout of an Other Stock-Based Award in shares of Stock (other than for a SAR or Option);
(iii)    A payout of Performance Awards in shares of Stock; and
(iv)    A payout of Dividends or Dividend Equivalents in Stock.
Notwithstanding the foregoing, any Award that is payable solely in cash shall not reduce the number of shares of Stock authorized under Section 4.1.
(c)    Shares of Stock shall be restored to the Plan on the same basis for which the type of Award reduced the number of shares of Stock authorized for issuance under Section 4.1 as follows:
(i)    A payout of a SAR, tandem SAR, Restricted Stock Award, Performance Award or Other Stock-Based Award in the form of cash;

(ii)    Except as expressly provided in Section 4.1, a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding tandem SAR) of any shares of Stock subject to an Award;
(iii)    Payment for the purchase price or the withholding of shares of Stock for taxes under a Restricted Stock Award, Performance Award or Other Stock-Based Award (other than an Option or a SAR); and
(iv)    Notwithstanding the foregoing, shares of Stock not issued or delivered as a result of net settlement of an Award that is a SAR or Option or shares used to pay the exercise price or withholding taxes related to an outstanding SAR or Option or shares of Stock repurchased on the open market with the proceeds of an exercise price for a SAR or Option shall not be restored to the Plan or made available for issuance for Awards under the Plan.
SECTION 5
ELIGIBILITY AND AWARD LIMITATIONS
5.1    Persons Eligible for Awards
Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants,” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of employment or other service relationships with the Company subject to their actual commencement of Service. Eligible Persons may be granted more than one (1) Award. Eligibility in accordance with this Section shall not entitle any Person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.2    Award Agreements
Each Participant to whom an Award is granted shall be required to enter into an Award Agreement with the Company, in such a form as is provided by the Committee. The Award Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Participant’s particular Award. Such terms need not be uniform among all Participants or any similarly situated Participants. The Award Agreement may include, without limitation, vesting, forfeiture and other provisions specific to the particular Participant’s Award, as well as, for example, provisions to the effect that the Participant (i) shall not disclose any confidential information acquired during employment with the Company or while providing service to the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other Service of any Employee or service provider of the Company, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, (vii) shall be subject to transfer restrictions respecting the Award or Stock, (viii) shall be subject to any other agreement between the Participant and the Company regarding shares of Stock that may be acquired under an Award including, without limitation, an agreement restricting the transferability of the Award or shares of Stock by Participant or any other restrictions or requirements of any stockholders’ agreement that is in effect from time to time, or (ix) shall abide by any Company clawback policies as may be in effect from time to time, or that the Award shall be subject to any provisions or definitions the Committee deems necessary or desirable to comply with Code Section 409A. An Award Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Participant.
5.3    Award Grant Restrictions
Any person who is not an Employee on the effective date of the grant of an Award to such person may be granted only a Nonstatutory Stock Option, Restricted Stock or Other Stock-Based Award. An Incentive Stock Option

Award granted to an Employee of the Company, or its Parent or Subsidiary as defined in Code Section 424(f), or to a prospective Employee of the Company, or its Parent or its Subsidiary as defined in Code Section 424(f) upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service as an Employee with the Company, with an exercise price determined as of such date in accordance with Section 6.1.
5.4    Fair Market Value Limitations for Incentive Stock Options
To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Company or Parent or Subsidiary as defined in Code Section 422, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having an aggregate Fair Market Value greater than one hundred thousand dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.4, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.4, the Company at the request of the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate shares of Stock representing each such portion shall be issued upon the exercise of the Option.
5.5    Repurchase Rights, Right of First Refusal and Other Restrictions on Stock
Shares of Stock under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions pursuant to a contract entered into by the Company and its stockholders or otherwise as determined by the Committee or as provided in the Award Agreement, in the Committee’s discretion. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement, including but not limited to, the Award Agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all shares of Stock acquired hereunder for the placement of appropriate legends evidencing any such transfer restrictions, if applicable.
5.6    Minimum Vesting Periods
All Awards shall have a minimum of a one (1) year of Service vesting period for exercise and/or payment for Awards that vest solely based on the Participant’s provision of Services; provided however that with respect to Director Awards such minimum vesting shall be the earlier of one (1) year of Service or the date of Company’s next annual stockholders’ meeting following the date of the grant of the Award.
SECTION 6
TERMS AND CONDITIONS OF OPTIONS
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by an Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1    Exercise Price
The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) subject to adjustments permitted under the Plan under Section 4.2 and Section 25, and other than with respect to Substitute Awards, the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share of Stock less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 424 and 409A of the Code.
6.2    Exercisability, Vesting and Term of Options
(a)    Exercisability. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option provided that an Option, that is not an Incentive Stock Option, may be exercised for the thirty (30)-day period after the expiration of a limitation on the Participant’s ability to exercise due to Section 16(b), the Company’s insider trading policy or other applicable law which may extend beyond the ten (10)-year term for this limited purpose, (ii) no Incentive Stock Option granted to a Ten Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (iii) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
(b)    Vesting. The Committee shall specify the vesting schedule, if any, in the applicable Award Agreement.
(c)    Incentive Stock Options. Unless otherwise provided in the Option Agreement with respect to death or Disability of the Participant, the Incentive Stock Options may only be exercised within three (3) months after the Participant’s termination of Service.
6.3    Payment of Exercise Price
(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check or cash equivalent or upon approval by the Committee in its sole discretion by any of the following (i) subject to Section 6.3(b)(i) below, by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price; (ii) subject to the Company’s rights set forth in Section 6.3(b)(ii) below, by causing the Company to withhold from the shares of Stock issuable upon the exercise of the Option the number of whole shares of Stock having a Fair Market Value, as determined by the Company, not less than the exercise price (a “Cashless Exercise”); (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or (iv) by any combination of cash or any of the foregoing or any combination of (i-iii) thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)    Limitations on Forms of Consideration.
(i)    Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii)    Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise in order to comply with applicable law.
SECTION 7
RESTRICTED STOCK
7.1    Award of Restricted Stock
(d)    Grant. In consideration of the performance of Service by any Participant who is an Employee, Consultant or Director, Stock may be awarded under the Plan by the Committee as Restricted Stock with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Participant. Restricted Stock may also be awarded as an Other Stock-Based Award subject to performance goals under Section 8.2. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Award Agreement.
(e)    Immediate Transfer Without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Participant’s Award Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Participant in consideration of the performance of Service as an Employee, Consultant or Director, as applicable, entitling such Participant to all voting, dividends and other ownership rights in such shares of Stock.
As specified in the Award Agreement, a Restricted Stock Award may limit the Participant’s dividend and voting rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Award Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate.
7.2    Restrictions
(c)    Forfeiture of Restricted Stock. Restricted Stock awarded to a Participant may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a “substantial risk of forfeiture” (as defined in Code Section 83), and a restriction on transferability; and (ii) any other restrictions, including restrictions that do not constitute a substantial risk of forfeiture restriction or a restriction on transferability that the Committee determines in advance are appropriate, and may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Participant’s Award Agreement. Unless otherwise specified by the Committee in the Award Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Participant to such Stock shall terminate.
(d)    Issuance of Restricted Stock. Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall take the actions as it determines necessary in its sole discretion to cause the Stock to be issued subject to the forfeiture provisions and other requirements as the Committee determines necessary. Stock awarded pursuant to a grant of Restricted Stock may be evidenced in a manner as the Committee shall deem appropriate, including without limitation book entry, shares of Restricted Stock issued in the name of the Participant and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates), or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired or the Committee may provide for the transfer of the shares of the Restricted Stock to a transfer agent on behalf of the Participant pursuant to terms as determined by the Committee to maintain the restricted status of the shares until vested. If the Company issues a Stock certificate, registered in the name of the Participant to whom such shares of Restricted Stock were granted, evidencing such shares, the Company shall not cause to be issued such a Stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares of Stock. Each such Stock certificate shall bear the following legend or any other legend approved by the Company:
The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the PetroQuest 2016 Long Term Incentive Plan and an Award Agreement entered into between the registered owner of such shares and PetroQuest Energy, Inc. A copy of the Plan and Award Agreement are on file in the corporate offices of PetroQuest Energy, Inc.
Such legend shall not be removed from the certificate evidencing such shares of Restricted Stock until such shares vest pursuant to the terms of the Award Agreement.
(e)    Vesting. The Award Agreement shall specify the vesting schedule.
(f)    Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.
7.3    Issuance of Stock
Subject to withholding taxes under Section 10 and to the terms of the Award Agreement, upon the lapse of the forfeiture restrictions as set forth in the Agreement, the unrestricted shares of Stock shall be evidenced in such manner as determined by the Committee and shall be issued to the Participant promptly after the restrictions have lapsed in a manner as determined by the Committee in its sole discretion.
SECTION 8
OTHER STOCK-BASED AWARDS, PERFORMANCE AWARDS AND DIVIDENDS, OR DIVIDEND EQUIVALENTS
8.1    Grant of Other Stock-Based and Performance Awards
Other Stock-Based Awards may be awarded by the Committee to selected Participants that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Performance Awards may be granted by the Committee in its sole discretion awarding cash or Stock (including Restricted Stock) or a combination thereof based upon the achievement of goals as determined by the Committee. Types of Other Stock-Based Awards or Performance Awards include, without limitation, purchase rights, phantom stock, Stock Appreciation Rights, restricted Stock units, performance units, Restricted Stock or Stock subject to performance goals, shares of Stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures related to the Stock, other rights convertible into shares of Stock, Awards valued by reference to the value of Stock or the performance of the Company or a specified Subsidiary, Affiliate division or department, Awards based upon performance goals established by the Committee and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Subsidiary. Stock Appreciation Rights will be subject to the same terms respecting Nonstatutory Stock Options as provided in Sections 6.2 and 6.3 hereof unless otherwise provided in the Award Agreement. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards. Other Stock Based Awards and Performance Awards may be paid in Stock, cash or a combination thereof.
8.2    Other Stock-Based Award and Performance Awards Terms
(a)    Written Agreement. The terms and conditions of each grant of an Other Stock-Based Award or Performance Award shall be evidenced by an Award Agreement.
(b)    Purchase Price. To the extent that a Stock Appreciation Right is intended to be exempt from Code Section 409A or if the Company is a Publicly Held Corporation and the Stock Appreciation Right is intended to meet the performance-based exception in Code Section 162(m), the exercise price per share of Stock shall not be less than one hundred percent (100%) of Fair Market Value of a share of Stock on the date of the grant of the Stock Appreciation Right and shall otherwise comply with Code Section 409A and/or Code Section 162(m).
(c)    Performance Goals and Other Terms. In its discretion, the Committee may specify such criteria, periods or performance goals for vesting in Other Stock-Based Awards or Performance Awards and payment thereof to the Participant as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards and Performance Awards shall be determined by the Committee and set forth in the Award Agreement.
If any Other Stock-Based Award or Performance Award is intended by the Committee to meet the performance-based exception in Code Section 162(m), the following shall apply:
(i)    Performance Period. The Committee shall establish a performance period which shall be a period of time, as may be determined in the discretion of the Committee and set out in the Award Agreement, over which performance is measured for the purpose of determining a Participant’s right to and the payment value of an Other Stock-Based Award or Performance Award in accordance with Code Section 162(m). For each performance period, the Committee shall establish the number of Other Stock-Based Awards or Performance Awards and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met and shall establish the Awards and performance criteria within the time period required under Code Section 162(m) if such Awards are intended to meet the performance-based exception under Code Section 162(m).
(ii)    Performance Criteria. The Committee may establish performance goals applicable to Other Stock-Based Awards or Performance Awards based upon performance criteria specified in item (iii) below in one or more of the following categories: (x) performance of the Company as a whole and/or any Company Affiliate, (y) performance of a segment of the Company’s or its Affiliates’ business, business unit or division, and (z) individual performance. Performance criteria for the Company shall relate to the achievement of predetermined financial, operational or strategic objectives for the Company, as a whole and/or a Company Affiliate, and performance criteria for a segment of the Company’s business or business unit or division shall relate to the achievement of financial, operational or strategic objectives of the segment for which the Participant is accountable. The performance criteria in Section 8.2(c)(iii) may be used on an absolute or relative basis to measure the performance of the Company as a whole and/or a Company Affiliate or any business unit, division or segment of the Company and/or an Affiliate or any combination thereof as determined by the Committee or as compared to the performance of a group of comparable companies or published or special index or as compared to various stock market indices as the Committee may determine appropriate in its sole discretion.
(iii)    Performance criteria shall include any of the following (alone or in any combination): pre-tax or after tax profit levels, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, gross profit or gross profit growth, net operating profits before or after tax, and net income; share price, including, without limitation, growth measures and total stockholder return; return on assets, equity, capital or investment; return on capital; align cash flows with expenditures, maintain liquidity, reduce debt, cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; stock price performance, sales, costs, gross revenue, net revenue or revenue growth, margins, maintain reserve life index, growth in oil inventory and production, growth in production reserves or production volumes or reserves added, (and any of the foregoing as compared to a peer group as established by the Committee in its discretion); improvement in capital structure, levels of operating efficiency or expense, maintenance expense, productivity ratios, economic value or other added value, working capital targets, enterprise value, safety records; completion of acquisitions or business expansion or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein; and merger and acquisitions for value added opportunities. Individual performance criteria shall relate to a Participant’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance goals may differ among Participants and shall be established in accordance with Code Section 162(m) to the extent an Award is intended to comply with Code Section 162(m). To the extent permitted under Code Section 162(m) with respect to Awards intended to meet the performance-based exception under Code Section 162(m), the Committee is authorized at any time during the first ninety (90) days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Awards granted to any Participant for the performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for such performance period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; any reorganization and restructuring programs; extraordinary, unusual or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; any other specific unusual or nonrecurring events, or objectively determinable category thereof; and a change in the Company’s fiscal year. The Committee may also specify the application of any of the foregoing in the Award if necessary to comply with Code Section 162(m).
(iv)    Modification. If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers such modification to be necessary, provided, however, that with respect to Awards intended to qualify for the performance-based exception of Code Section 162(m), the Committee shall not permit any such modification that would cause the Awards to fail to qualify for the performance-based exception.
(v)    Compliance with Code Section 162(m). With respect to Awards intended to meet the performance-based exception of Code Section 162(m), the Committee shall administer the Awards and take all action that it determines are necessary, including but not limited to certifying that performance goals have been met, so that Awards intended to meet the performance-based exception comply with Code Section 162(m).
(d)    Payment. Other Stock-Based Awards or Performance Awards may be paid in shares of Stock, cash or other consideration or a combination thereof related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Agreement.

8.3    Dividends or Dividend Equivalents.
Except with respect to dividends on Restricted Stock (unless the Award Agreement for the Restricted Stock eliminates dividend rights), the Participant shall not be entitled to receive, currently or on a deferred basis, Dividends or Dividend Equivalents with respect to the number of shares of Stock covered by the Award unless (and to the extent) otherwise as determined by the Committee and set forth in a separate Award Agreement. The Committee in the Award Agreement may provide such terms and conditions for the Award of Dividends or Dividend Equivalents as it shall determine in its discretion. The Committee may also provide in such Award Agreement that the amounts of any Dividends or Dividend Equivalent shall be deemed to have been reinvested in additional shares of Stock. In addition, with respect to any Performance Award, whether or not intended to meet the performance-based exception under Code Section 162(m), any Dividends or Dividend Equivalents granted with respect to such Award, including a Restricted Stock Award, shall be subject to achieving the same performance goals as the underlying Performance Award. Notwithstanding the foregoing, no grant of a Dividend or Dividend Equivalent may be granted with respect to an Option or SAR.
8.4    Limitations for Director Awards.
Subject to adjustments pursuant to Sections 4.2, 4.3 and 25, the amount of an Award granted to each Director in a calendar year shall not exceed five hundred thousand dollars ($500,000) in value of the aggregate of Stock and cash Awards.
SECTION 9
EFFECT OF TERMINATION OF SERVICE
9.1    Option Exercisability and Award Vesting
Subject to earlier termination of the Option or other Award as otherwise provided herein and unless otherwise provided by the Committee in the Award Agreement, an Award and Option shall be vested and an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 9.1 and thereafter shall terminate:
(e)    Disability or Death. If the Participant’s Service terminates because of the Disability or death of the Participant, the unvested portion of any Award shall be forfeited and terminated and the vested portion of an Option may be exercised by the Participant or the applicable of his guardian or legal representative or estate for a period of three (3) months after the date on which the Participant’s Service terminated due to Disability or one (1) year after the date on which the Participant’s Service terminated due to death, respectively, but in any event no later than the date of expiration of the Option’s term, which in no event shall exceed ten (10) years from the date of grant, as set forth in the Award Agreement evidencing such Option, except as provided in Section 6.2(a)(i) for a Nonstatutory Stock Option or SAR (the “Option Expiration Date”).
(f)    Change in Control. Upon a Change in Control then (i) the vested portion of the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated without Cause, but in any event no later than the Option Expiration Date, and (ii) the exercisability and vesting of the Option or other Award and any shares of Stock acquired upon the exercise thereof may otherwise be accelerated effective as of the date on which the Participant’s Service terminated to such extent, if any, as shall have been determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option or other Award.
(g)    Termination for Cause. The effect of a termination for Cause shall be specified in the Award Agreement.

(h)    Other Termination of Service. If the Participant’s Service terminates for any other reason (including Retirement), except Disability, death, termination after a Change in Control, or Cause, any Award or Option, to the extent unvested shall be forfeited by the Participant on the date on which the Participant’s Service is terminated, and any vested Option may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
9.2    Extension of Option if Exercise Prevented by Law
Notwithstanding the foregoing, other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Section 9.1 is prevented by the provisions of Section 12 below, the Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date subject to the limited mandatory extension as provided in Section 6.2(a)(i).
9.3    Extension if Participant Subject to Section 16(b)
Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 9.1 of shares of Stock acquired upon the exercise of the Option would subject the Participant to liability under Section 16(b) of the Exchange Act, the Option (if exercisable) shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such liability, (ii) three (3) months after the Participant’s termination of Service, or (iii) the Option Expiration Date subject to the limited mandatory extension as provided in Section 6.2(a)(i).
SECTION 10
WITHHOLDING TAXES
10.1    Tax Withholding
All Awards are subject to, and the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Award hereunder and all Awards are subject to the Company’s right hereunder.
10.2    Share Withholding
With respect to tax withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Awards, the Committee in its discretion, may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction (or such higher amount if consistent with the equity treatment of the Award under the applicable accounting rules). All such elections shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a share of Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Participant or rounded up as determined by the Committee to the extent consistent with accounting rules.
10.3    Incentive Stock Options
With respect to shares of Stock received by a Participant pursuant to the exercise of an Incentive Stock Option, if such Participant disposes of any such shares within (i) two (2) years from the date of grant of such Option or (ii) one (1) year after the transfer of such shares to the Participant, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Participant an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.

SECTION 11
PROVISION OF INFORMATION
Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
SECTION 12
COMPLIANCE WITH SECURITIES LAW,
OTHER APPLICABLE LAWS AND COMPANY POLICIES
The Plan, Award Agreements, the grant of Awards and the issuance of shares of Stock shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to securities and all other applicable laws, regulations and requirements of any stock exchange or market system upon which the stock is listed or traded. Options may not be exercised and Stock may not be issued if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised and no shares of Stock may be issued unless (a) a registration statement under the Securities Act shall at the time be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares issuable may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. If the shares of Stock issuable pursuant to an Award are not registered under the Securities Act, the Company may imprint on the certificate for such shares the following legend or any other legend which legal counsel for the Company considers necessary or advisable to comply with the Securities Act:
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.
The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option or the issuance of shares of Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
Unless otherwise specifically provided in an Award Agreement, all Awards and all shares of stock issued and any payments are subject to the Company’s clawback policies adopted by the Company at any time and as amended from time to time.
SECTION 13
NONTRANSFERABILITY OF AWARDS AND STOCK
During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Subject to the provisions in this Section 13, an Award may be assignable or transferable by the Participant only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and only if it is so specified in the Award Agreement; provided, however, that an Incentive Stock Option may only be assignable or transferable by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee in the Award Agreement, and in accordance with applicable law, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act. However, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, or any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests (collectively, “Permitted Transferees”); provided further that, (a) there may be no consideration for any such transfer and (b) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option and transfers to other Permitted Transferees of the original holder.
SECTION 14
NONCOMPETITIVE ACTIONS
The Committee may provide in an Award Agreement a requirement to enter into a noncompetition agreement in connection with the Award or the effect of a violation of a noncompetition agreement on an Award.
SECTION 15
TERMINATION OR AMENDMENT OF PLAN
The Committee may terminate or amend the Plan at any time. However, no grant of Awards shall be made after the tenth (10th) anniversary of the Effective Date (the “Term”). Subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders within the time required, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4 and Section 25), (b) no change in the class of persons eligible to receive Awards or purchase Stock under the Plan or to extend the Term of the Plan, (c) no repricing of an Option or SAR or other amendment as provided in Section 3.3(j) (except by operation of Sections 4 or 25 hereof) and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule or the stock exchange or market system on which the Stock is traded. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee or otherwise provided in the Plan. In any event, no termination or amendment of the Plan may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Award designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule, including Code Section 409A or as otherwise permitted under the Plan, including upon a Change in Control.
SECTION 16
STOCKHOLDER APPROVAL
The Plan is adopted by the Board as of the Effective Date and shall be approved by the stockholders of the Company on or within twelve (12) months of the date of adoption thereof by the Board. Any Awards granted under the Plan prior to such stockholder approval shall not vest or otherwise become payable or exercisable until such stockholder approval is obtained and if an Award does vest or become payable or exercisable due to an acceleration event or alternate payment event prior to such stockholder approval such Award and any payment related thereto shall be forfeited if such stockholder approval is not obtained. Notwithstanding the foregoing, Options or performance-based compensation under Section 8.2 granted prior to stockholder approval of the Plan or in excess of the Stock previously approved by the stockholders shall not become exercisable and otherwise shall not be paid or payable earlier than the date of stockholder approval of the Plan or stockholder approval of such increase in the Stock, as the case may be.
SECTION 17
NO GUARANTEE OF TAX CONSEQUENCES
Neither the Company, the Board nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
SECTION 18
SEVERABILITY
In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.
SECTION 19
GOVERNING LAW
The Plan and Awards shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.
SECTION 20
SUCCESSORS
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
SECTION 21
RIGHTS AS A STOCKHOLDER
The holder of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date the stock is issued to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock is issued.
SECTION 22
NO SPECIAL EMPLOYMENT OR SERVICE RIGHTS
Nothing contained in the Plan or Award Agreement shall confer upon any Participant receiving a grant of any Award any right with respect to the continuation of his or her Service or interfere in any way with the right of the Company (or a Company Affiliate), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Award.

SECTION 23
REORGANIZATION OF COMPANY
The existence of an Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
SECTION 24
CODE SECTION 409A
To the extent that any Award is deferred compensation subject to Code Section 409A, the Award Agreement shall comply and all such Awards shall be interpreted to comply with the requirements of Code Section 409A including, without limitation, to the extent required using applicable definitions from Code Section 409A, and to the extent required by Code Section 409A, using a more restrictive definition of Change in Control to comply with Code Section 409A or a more restrictive definition of Disability as provided in Code Section 409A. To the extent an Award is deferred compensation subject to Code Section 409A, the Award shall specify a time and form of payment schedule. In addition if any Award constitutes deferred compensation under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following requirements, if and to the extent required to comply with Code Section 409A, and as determined by the Committee and specified in the Award Agreement:
(a)    Payments under the Section 409A Plan may not be made earlier than (i) the Participant’s separation from service, (ii) the date of the Participant’s Disability, (iii) the Participant’s death, (iv) a specified time (or pursuant to a fixed schedule) specified in the Award Notice at the date of the deferral of such compensation, (v) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or (vi) the occurrence of an unforeseeable emergency;
(b)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service; and
(c)     elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code.
With respect to any Award that is subject to Code Section 409A, in the case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of the foregoing, the terms “separation from service” and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee. If an Award is subject to Code Section 409A, as determined by the Committee, the Committee may interpret or amend any Award to comply with Code Section 409A without a Participant’s consent even if such amendment would have an adverse effect on a Participant’s Award. With respect to an Award that is subject to Code Section 409A, the Board may amend or interpret the Plan as it deems necessary to comply with Section 409A, including, without limitation, limiting the Committee’s or Company’s discretion with respect to an Award that constitutes deferred compensation to the extent it would violate Code Section 409A, and no Participant consent shall be required even if such an amendment would have an adverse effect on a Participant’s Award. Notwithstanding the foregoing, none of the Company, the Committee, any Company Affiliate or their directors, members, officers, employees or agents of any of the foregoing guarantee or are responsible for the tax consequences to a Participant for an Award including, without limitation, an excise tax under Code Section 409A.
SECTION 25
ASSUMPTIONS OF AWARDS AND ADJUSTMENTS
UPON A CHANGE IN CONTROL
(a)    Assumption under the Plan of Outstanding Substitute Awards. Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based Substitute Awards. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised option or other stock-based Substitute Award, such as, for example, retaining the treatment as an Option under this Plan.
(b)    Assumption of Awards by a Successor. Subject to the accelerated vesting in any Award Agreement that applies in the event of a Change in Control, in the event of a Corporate Event (defined below), each Participant shall be entitled to receive, in lieu of the number of shares of Stock subject to Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of shares of Stock which Participant would have received had he exercised the Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the option price and the number of Shares issuable on exercise of outstanding Options). For this purpose, shares of Restricted Stock shall be treated the same as unrestricted outstanding shares of Stock. A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding shares of Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), or (iv) if so determined by the Committee, any other “corporate transaction” as defined in Code Sections 424 or Code Section 409A. The Committee shall take whatever other action it deems appropriate to preserve the rights of Participants holding outstanding Awards, including, without limitation, to continue the exemption from deferred compensation treatment under Code Section 409A.
(c)    Notwithstanding Section 25(b) if a Change in Control occurs, except a Change in Control solely on account of Section 2.1(h)(ii), then the Committee, at its sole discretion, shall have the power and right to (but subject to any accelerated vesting specified in an Award Agreement).
(i)    cancel, effective immediately prior to the occurrence of the Change in Control, each outstanding Award (whether or not then exercisable) (including the cancellation of any Options for which the exercise price is greater than the consideration to be received), and with respect to Options and SARs that currently have an exercise price less than the consideration to be received immediately prior to the Change in Control, pay to the Participant an amount in cash equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holders of Stock as a result of such Change in Control over (ii) the exercise price of such Award, if any; provided, however, this subsection shall be inapplicable to an Award granted within six (6) months before the occurrence of the Change in Control but only if the Participant is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Award after the expiration of six (6) months from the date of grant; or
(ii)    provide for the exchange or substitution of each Award outstanding immediately prior to such Change in Control (whether or not then exercisable) for another award with respect to the Stock or other property for which such Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Award, if any, or in the number of shares of Stock or amount of property (including cash) subject to the Award; or
(iii)    provide for assumption of the Plan and such outstanding Awards by the surviving entity or its parent.
The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 25.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Officer of the Company certifies that the foregoing sets forth the PetroQuest 2016 Long Term Incentive Plan as duly adopted by the Board.
PETROQUEST ENERGY, INC.

By:
Name:    [_______________]
Title:    [_______________]

APPENDIX B
Text of Proposed Amendment to Effect the Reverse Split
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

PetroQuest Energy, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of PetroQuest Energy, Inc. adopted a proposed amendment of the Certificate of Incorporation of said corporation to effectuate a reverse stock split, declaring said amendment to be advisable.

The proposed amendment reads as follows:

Article IV is hereby amended by adding the following paragraph immediately after the first paragraph of Article IV:

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each __ ( __ ) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Consolidation”). No fractional shares shall be issued in connection with the Consolidation. Shares shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the rounding up of any fractional share interests as described above.

SECOND: That, pursuant to a resolution of its Board of Directors, a meeting of the stockholders of PetroQuest Energy, Inc. was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares of Common Stock as required by statute were voted in favor of granting the Board of Directors the authority to amend the Certificate of Incorporation to provide for a reverse stock split.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of ________________, 2016.

By: _____________________
Name: ___________________
Title: ____________________

APPENDIX C
Text of Proposed Amendment to Provide Director Removal With or Without Cause
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

PetroQuest Energy, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of PetroQuest Energy, Inc. adopted a proposed amendment of the Certificate of Incorporation of said corporation to allow stockholders to remove directors, with or without cause.

The proposed amendment reads as follows:

Article IX, Paragraph (B) is hereby amended and replaced in its entirety with the following:

B. Removal of Directors. Unless otherwise prescribed by law, a director of the Corporation may be removed from office as a director, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

SECOND: That, pursuant to a resolution of its Board of Directors, a meeting of the stockholders of PetroQuest Energy, Inc. was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares of Common Stock as required by statute were voted in favor of amending the Certificate to provide that stockholders may remove directors, with or without cause.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of ________________, 2016.

By: _____________________
Name: ___________________
Title: ____________________

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 18, 2016

PETROQUEST ENERGY, INC.

PETROQUEST ENERGY, INC.
400 E. KALISTE SALOOM RD.
STE. 6000
LAFAYETTE, LA 70508

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 21, 2016
Date: May 18, 2016 **Time:** 9:00 AM CDT
Location: City Club at River Ranch
1100 Camellia Blvd
Lafayette, LA 70508

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 04, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000281905_2 R1.0.1.25

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Charles T. Goodson 02 William W. Rucks, IV 03 E. Wayne Nordberg 04 Michael L. Finch 05 W.J. Gordon, III
06 Charles F. Mitchell, II

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6:

2 Adoption of the 2016 Long Term Incentive Plan.

6. Advisory approval of the Company's executive compensation.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000281905_3 R1.0.1.25

PETROQUEST ENERGY, INC.
400 E. KALISTE SALOOM RD.
STE. 6000
LAFAYETTE, LA 70508

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Charles T. Goodson 02 William W. Rucks, IV 03 E. Wayne Nordberg 04 Michael L. Finch 05 W.J. Gordon, III
06 Charles F. Mitchell, II

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000281906_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

PETROQUEST ENERGY, INC.
Annual Meeting of Stockholders
May 18, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of PetroQuest Energy, Inc. (the "Company"), revoking all prior proxies, hereby appoints Charles T. Goodson and Edward E. Abels, Jr., and each of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the City Club at River Ranch, located at 1100 Camellia Blvd., Lafayette, Louisiana 70508, on Wednesday, May 18, 2016, at 9:00 a.m., Lafayette time, and at any postponement or adjournment of said meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.

This Proxy, when properly executed, will be voted in the manner specified by the undersigned stockholder on the reverse side. If no direction is made, this Proxy will be voted FOR the election of all of the nominees for director in proposal 1, and FOR proposals 2, 3, 4, 5 and 6 and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting and at any postponement or adjournment of said meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

(Continued and to be marked, dated and signed on reverse side)

0000281906_2 R1.0.1.25